UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
RIMINI STREET, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

Notice is hereby given that the annual meeting of the stockholders (the “Annual Meeting”) of Rimini Street, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, June 7, 2023, at 12:00 p.m., Pacific Time. To allow our stockholders to participate regardless of geographic location, our 2023 Annual Meeting will again be held by means of a live, virtual-only online audio webcast.

MEETING INFO		ITEMS OF BUSINESS
¹	DATE AND TIME Wednesday, June 7, 2023 at 12:00 p.m., Pacific Time	The Annual Meeting is being held for the following purposes (which are more fully described in the Proxy Statement, which is attached to and made a part of this Notice):

4	RECORD DATE April 17, 2023
1.To elect the three Class III director nominees identified in the accompanying Proxy Statement to the Board of Directors of the Company, each to hold office until the 2026 annual meeting of stockholders and until his or her successor is elected and qualified.
2.To conduct an advisory vote to approve the Company’s executive compensation.
3.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
4.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

:	MEETING WEBSITE www.cstproxy.com/riministreet/2023
The Annual Meeting will be a virtual meeting of stockholders, which will be conducted live via audio webcast. For instructions on how to attend, vote your shares and/or submit written questions during the Annual Meeting, see the information in the accompanying Proxy Statement in the sections titled “Access to the 2023 Virtual-Only Annual Meeting” and “Questions and Answers about the Annual Meeting and Voting—How can I attend and vote at the Annual Meeting?”

Whether or not you plan to attend the Annual Meeting, you are encouraged to read the accompanying Proxy Statement and then cast your vote as promptly as possible in accordance with the instructions provided. Submitting a vote before the Annual Meeting will not preclude you from updating your vote online during the Annual Meeting.

Who can vote:
Stockholders of record of the Company’s common stock at the close of business on April 17, 2023 (the “Record Date”) are entitled to notice of, and to attend and vote at, the Annual Meeting and any postponement or adjournment thereof.

Who may attend:
All stockholders are cordially invited to attend the Annual Meeting. To receive access to the virtual-only Annual Meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying Proxy Statement in the section titled “Access to the 2023 Virtual-Only Annual Meeting.”

How you can vote:
Prior to the Annual Meeting, you may vote your proxy by (i) accessing the internet website specified on your proxy card or (ii) marking, signing and returning the enclosed proxy card in the pre-paid postage envelope provided. Stockholders who received their proxy card or voting instruction card through an intermediary (such as a broker or bank) must deliver it in accordance with the instructions given by such intermediary.

During the virtual-only Annual Meeting, you or your proxy holder will be able to submit written questions and to vote at the meeting by visiting www.cstproxy.com/riministreet/2023. To receive access to the virtual-only Annual Meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying Proxy Statement.

We look forward to the opportunity to interact with our stockholders at the 2023 Annual Meeting.

By Order of the Board of Directors Rimini Street, Inc.

Sincerely,

/s/ Seth A. Ravin
Seth A. Ravin President, Chief Executive Officer and Chairman of the Board
Las Vegas, Nevada
May 1, 2023

YOUR VOTE IS IMPORTANT
Whether or not you expect to attend the virtual-only Annual Meeting, you are urged to vote either via the internet website specified on your proxy card or by marking, signing and returning the enclosed proxy card in the pre-paid postage envelope provided. If you hold shares of common stock through a broker, bank or other nominee, your broker, bank or other nominee will vote your shares for you if you provide instructions on how to vote the shares. In the absence of instructions, your brokerage firm, bank or other nominees can only vote your shares on certain limited matters. It is important that you provide voting instructions because brokers, banks and other nominees do not, for example, have the authority to vote your shares for the election of directors without instructions from you.

CEO Pay Ratio	47
Pay Versus Performance	48
PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	51
DIRECTOR COMPENSATION	52
PROPOSAL NO. 3 — PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023	54
FEES PAID TO AUDITORS	55
Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors; Delegation of Pre-Approval Authority in Specified Instances	56
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	57
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	58
OTHER MATTERS AND ADDITIONAL INFORMATION	61
Householding of Proxy Materials	61
Deadlines for Stockholder Proposals and Director Nominations to be Presented at the Next Annual Meeting	61
Availability of Annual Report to Stockholders and Report on Form 10-K	61
Other Matters to be Presented for Action at the Annual Meeting	62
Appendix A — Reconciliation of Non-GAAP Performance Measures	A-1

PLEASE CAREFULLY READ THE PROXY STATEMENT. EVEN IF YOU EXPECT TO ATTEND THE VIRTUAL-ONLY ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE ELECTRONICALLY VIA THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY INTERNET, THEN YOU NEED NOT RETURN A WRITTEN PROXY CARD BY MAIL. STOCKHOLDERS WHO ATTEND THE VIRTUAL-ONLY ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE ON-LINE DURING THE ANNUAL MEETING IF THEY SO DESIRE.

RIMINI STREET, INC. PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS To be Held Wednesday, June 7, 2023
PROXY STATEMENT
The following information is provided to each eligible stockholder in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) of Rimini Street, Inc. (the “Company”) to be held via live, virtual-only online audio webcast on Wednesday, June 7, 2023, at 12:00 p.m., Pacific Time.
The enclosed proxy is for use at the Annual Meeting and any postponement or adjournment thereof. This proxy statement (this “Proxy Statement”) and form of proxy are being mailed to stockholders beginning on or about May 1, 2023.
The Company’s principal executive offices are located at 7251 West Lake Mead Blvd., Suite 300, Las Vegas, Nevada 89128, and the Company’s website is www.riministreet.com.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 7, 2023. This Notice of Annual Meeting of Stockholders and Proxy Statement and our 2022 Annual Report are available at https://www.cstproxy.com/riministreet/2023 and through our website at the address specified above.
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ACCESS TO THE 2023 VIRTUAL-ONLY ANNUAL MEETING
There will be no in-person component to the Annual Meeting, which will be held by means of a live, virtual-only online audio webcast. Only (i) stockholders of record of our common stock at the close of business on April 17, 2023 (the “Record Date”) and (ii) beneficial owners of our common stock as of the Record Date who possess a qualifying control number will be entitled to attend, ask questions during and vote during the virtual-only Annual Meeting. Other beneficial owners may attend the virtual-only Annual Meeting as guests but may not submit questions or vote during the meeting unless they receive a legal proxy from their broker or other agent, as described below.
Annual Meeting Website
The live audio webcast of the virtual-only Annual Meeting will be accessible through our Annual Meeting website, and a replay will be made available after the meeting. In addition, our Annual Meeting website includes information regarding how to vote, the vote recommendations of our Board of Directors (the “Board”), contact information and related meeting documentation. Our Annual Meeting website is
www.cstproxy.com/riministreet/2023.
Registered Stockholders — Attending, Voting and Submitting Questions During the Virtual-Only Annual Meeting
If your shares are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental Stock Transfer”), and you wish to attend the virtual-only Annual Meeting, go to www.cstproxy.com/riministreet/2023 just prior to the start of the meeting and enter the control number printed on your proxy card.
Registered stockholders can vote prior to the date and time of the Annual Meeting by following the instructions on their proxy cards. Also, registered stockholders can vote or change their vote by visiting our Annual Meeting website and using the vote link at any time before or during the meeting.
Beneficial Stockholders — Attending, Voting and Submitting Questions During the Virtual-Only Annual Meeting
If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and this Proxy Statement is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online via our Annual Meeting website or ask questions during the meeting unless: (i) your voting instruction card and this Proxy Statement was forwarded to you on behalf of your broker or other agent by either Broadridge Communications Solutions, Inc. (“Broadridge”) or Mediant Communications, LLC (“Mediant”) or (ii) you obtain a legal proxy from your broker or other agent, as described further below.
•If you wish to vote and submit questions during the virtual-only Annual Meeting and your voting instruction card and this Notice was forwarded to you by either Broadridge or Mediant, you will need the control number included on your voting instruction card (if you received a printed copy of the proxy materials) or included in the email to you (if you if you received your proxy materials by email) in order to be able to vote your shares and submit questions during the Annual Meeting via our Annual Meeting website.
•All other beneficial owners who wish to attend the virtual-only Annual Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mailing a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial owners who submit a valid legal proxy to Continental Stock Transfer will be emailed a meeting control number with instructions for logging into the Annual Meeting website. Beneficial stockholders should contact Continental Stock Transfer for this purpose no later than 3:00 p.m., Eastern Time, on June 6, 2023. If you are unable to obtain a legal proxy, you may attend the virtual-only Annual Meeting as a guest by entering your name and email address into our Annual Meeting website just prior to the start of the meeting. However, you will not be able submit questions or vote during the meeting via our Annual Meeting website.
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Conduct of the Meeting
Stockholders participating in the virtual-only Annual Meeting will be in a listen-only mode and will not be able to speak during the Annual Meeting webcast. However, to maintain the interactive nature of the Annual Meeting, eligible attendees will be able to:
•Vote using the Annual Meeting website; and
•Submit questions or comments in writing to the Company’s directors and officers during the meeting via the virtual-only Annual Meeting website
Eligible attendees may submit questions or comments during the meeting via the virtual-only Annual Meeting website by typing in the “Submit a Question” box.

The Annual Meeting website is accessible at www.cstproxy.com/riministreet/2023.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:    What is this document?
A:    This document is the Proxy Statement of Rimini Street, Inc., which is being sent to stockholders in connection with our Annual Meeting. A proxy card is also being provided with this document.
We have tried to make this document simple and easy to understand in accordance with Securities and Exchange Commission (“SEC”) rules. We refer to Rimini Street, Inc. as “we,” “us,” “our,” the “Company” or “Rimini Street.”
Q:    Why am I receiving these materials?
A:    You are receiving these materials because you were one of our stockholders as of the close of business on the Record Date for determining who is entitled to receive notice of and to vote at the Annual Meeting. We are soliciting your proxy (i.e., your permission) to vote your shares of Rimini Street common stock upon matters to be considered at the Annual Meeting.
Q:    Who may vote at the Annual Meeting? What are my voting rights?
A:    Our stockholders as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Stockholders do not have cumulative voting rights.
Holders of shares of our common stock may cast one vote for each share of common stock held as of the Record Date on each director nominee and on each of the other matters presented at the Annual Meeting. As of the Record Date, there were 88,912,036 shares of our common stock outstanding and entitled to be voted at the Annual Meeting.
Q:    What proposals will be voted on at the Annual Meeting?
A:    There are three proposals to be considered and voted on at the Annual Meeting:
1.To elect the three Class III director nominees identified in this Proxy Statement to the Board, each to serve until the 2026 annual meeting of stockholders and until his or her successor is elected and qualified (the “Election of Directors”).
2.To conduct an advisory vote to approve the Company’s executive compensation (“Say on Pay Proposal”).
3.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (the “Auditor Ratification Proposal”).
The Company will also transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Q:    How many shares must be represented to have a quorum and hold the Annual Meeting?
A:    The presence by virtual attendance or by proxy of holders of outstanding shares of common stock representing a majority of the voting power as of the Record Date is needed for a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
Q:    How can I attend and vote at the Annual Meeting?
A:    There will be no in-person component to the Annual Meeting, which will be held by means of a live, virtual-only online audio webcast on Wednesday, June 7, 2023, at 12:00 p.m., Pacific Time, unless postponed or adjourned to a later date. Only stockholders of record as of the Record Date and qualifying beneficial owners as of the Record Date, as described above under the heading “Access to the 2023 Virtual-Only Annual Meeting,” will be entitled to attend the virtual-only Annual Meeting. To attend and vote at the virtual-only Annual Meeting, please follow the instructions as applicable to the nature of your ownership of our common stock contained earlier in this Proxy Statement in the section titled “Access to the 2023 Virtual-Only Annual Meeting.”
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Q:    What if during the check-in time or during the virtual-only Annual Meeting I have technical difficulties or trouble accessing the Annual Meeting website?
A:    The host of our virtual-only Annual Meeting platform, Continental Stock Transfer, will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting website. If you encounter any difficulties accessing the Annual Meeting website during the check-in or meeting time, please call Continental Stock Transfer technical support at (917) 262-2373.
Q:    How do I cast my vote?
A:    If you are a stockholder of record on the Record Date, you may vote online during the virtual-only Annual Meeting or in advance of the Annual Meeting. You can vote in advance of the Annual Meeting by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope, or, if you prefer, by following the instructions on your proxy card for internet voting. Please have your proxy card with you if you are going to vote through the internet in advance of the Annual Meeting. During the virtual-only Annual Meeting, you may vote using the Annual Meeting website, as described above in the section titled “Access to the 2023 Virtual-Only Annual Meeting.”
If you hold your shares in street name through a broker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of those shares, and this Proxy Statement is being forwarded to you by your broker, bank or other nominee, together with a voting instruction card. To vote during the virtual-only Annual Meeting, please follow the instructions applicable to the nature of your ownership of our common stock, as described above in the section titled “Access to the 2023 Virtual-Only Annual Meeting.”
If you hold shares in the name of a broker, bank or other nominee you may be able to vote those shares by internet or telephone depending on the voting procedures used by your broker, bank or other nominee, as explained below under the question “How do I vote if my shares are held in “street name” by a broker, bank or other nominee?”
Q:    How do I vote if my shares are held in “street name” by a broker, bank or other nominee?
A:    If your shares are held by a broker, bank or other nominee, your broker, bank or other nominee (your “Financial Institution”) will send you instructions for voting those shares. Many (but not all) Financial Institutions participate in a program provided through Broadridge Investor Communication Solutions that offers internet and telephone voting options. For more information on whether you as a holder in “street name” can vote your shares through Broadridge Investor Communications Solutions, please contact the Financial Institution that holds your shares (or refer to the information on your voting instruction card).
Q:    How do I change my vote?
A:    You may revoke your proxy and change your vote at any time before it is exercised at the Annual Meeting. You can revoke a proxy by (i) giving written notice to the Company’s secretary at the address listed on the first page of this Proxy Statement, (ii) delivering an executed, later-dated proxy or (iii) if you are eligible to do so, voting during the virtual-only Annual Meeting through our Annual Meeting website. However, attending the virtual-only Annual Meeting via the Annual Meeting website will not automatically revoke your proxy unless you also vote during the meeting using the Annual Meeting website or specifically request in writing that your proxy be revoked. If your shares of common stock are held in street name and you wish to change or revoke your voting instructions, you should contact your Financial Institution for information on how to do so.
Q:    What is the voting standard for the Election of Directors?
A:    In regard to the Election of Directors, you may vote “FOR” all or some of the nominees or you may “WITHHOLD” your vote for any nominee you specify.
Directors are elected by a plurality of votes present (by virtual attendance) or represented by proxy at the Annual Meeting and entitled to vote. As a result, the three directors receiving the highest number of “FOR” votes will be elected as directors.
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Q:    What is the voting standard for the Say on Pay Proposal?
A:    You may vote “FOR,” “AGAINST” or “ABSTAIN” on the Say on Pay Proposal.
The approval of the Say on Pay Proposal requires the affirmative vote of a majority of the voting power of the shares present (by virtual attendance) or represented by proxy at the Annual Meeting and entitled to vote.
This vote is advisory only, which means that the vote on executive compensation is not binding on the Company, the Board, or the Compensation Committee of the Board (the “Compensation Committee”). However, our Board values our stockholders’ opinions, and our Board and the Compensation Committee will consider and evaluate the results of the vote, together with feedback from stockholders. To the extent there is any significant vote against the Say on Pay Proposal, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
Abstentions will have the same effect as a vote cast “AGAINST” the Say on Pay Proposal.
Q:    What is the voting standard for the Auditor Ratification Proposal?
A:    You may vote “FOR,” “AGAINST” or “ABSTAIN” on the Auditor Ratification Proposal.
The approval of the Auditor Ratification Proposal requires the affirmative vote of a majority of the voting power of the shares present (by virtual attendance) or represented by proxy at the Annual Meeting and entitled to vote.
Abstentions will have the same effect as a vote cast “AGAINST” the Auditor Ratification Proposal.
Q:    How does the Company’s Board of Directors recommend that I vote?
A:    The Board unanimously recommends that you vote:
•“FOR” the election of each of the Class III director nominees to the Board identified in this Proxy Statement;
•“FOR” the Say on Pay Proposal; and
•“FOR” the Auditor Ratification Proposal.
Q:    What are “broker votes” and “broker non-votes?”
A:    On certain “routine” matters, Financial Institutions have discretionary authority under applicable stock exchange rules to vote their customers’ shares if their customers do not provide voting instructions. When a Financial Institution votes its customers’ shares on a routine matter without receiving voting instructions (referred to as a “broker vote”), these shares are counted both for establishing a quorum to conduct business at the Annual Meeting and in determining the number of shares voted “FOR” or “AGAINST” the routine matter. For purposes of the Annual Meeting, the Auditor Ratification Proposal is considered a “routine” matter.
Under New York Stock Exchange (“NYSE”) requirements generally applicable to member Financial Institutions, each of the Election of Directors and the Say on Pay Proposal is considered a “non-routine” matter for which Financial Institutions do not have discretionary authority to vote their customers’ shares if their customers did not provide voting instructions. Therefore, for purposes of the Annual Meeting, if you hold your stock through an account at a Financial Institution, your Financial Institution may not vote your shares on your behalf on these proposals without receiving instructions from you. When a Financial Institution does not have the authority to vote its customers’ shares or does not exercise its authority, these situations are referred to as “broker non-votes.” Broker non-votes are only counted for establishing a quorum and will have no effect on the outcome of the vote.
We encourage you to provide voting instructions to your Financial Institution so that your shares will be voted at the Annual Meeting on all matters up for consideration.
Q:    What information is available on the internet?
A:    A copy of this Proxy Statement and our 2022 Annual Report to Stockholders is available for download free of charge at https://www.cstproxy.com/riministreet/2023.
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Our website address is www.riministreet.com. We use our website as a channel of distribution for important information about us. Important information, including press releases, investor presentations and financial information regarding Rimini Street, is routinely posted on and accessible on the “Investor Relations” subpage of our website.
In addition, we make available on the “Investor Relations” subpage of our website free of charge the reports we file with the SEC (e.g., our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A, and beneficial ownership reports on Forms 3, 4 and 5). Further, copies of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), our Code of Business Conduct and Ethics, our Amended and Restated Corporate Governance Guidelines (the “Corporate Governance Guidelines”) and the charters for the Audit, Compensation and Nominating & Corporate Governance Committees of the Board are also available on the “Investor Relations” subpage of our website.
Information from our website is not incorporated by reference into this Proxy Statement.
Q:    What if I return my proxy card (or complete the internet voting procedures) but do not provide voting instructions?
A:    The Board has named Seth A. Ravin, our President, Chief Executive Officer and Chairman of the Board, and Andrew J. Terry, our Group Vice President, Deputy General Counsel, Corporate and Corporate Secretary, as official proxy holders. They will vote all proxies, or record an abstention or withholding as applicable, in accordance with the instructions you provide.
IF YOU ARE A REGISTERED HOLDER AND SIGN AND RETURN YOUR PROXY CARD BUT GIVE NO DIRECTION OR COMPLETE THE INTERNET VOTING PROCEDURES BUT DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS ON EACH PROPOSAL.
Q:    Who is soliciting my vote?
A:    Our Board is soliciting your vote for matters being submitted for stockholder approval at the Annual Meeting.
Q:    Who will bear the cost for soliciting votes for the Annual Meeting?
A:    We will bear the cost of soliciting proxies. In addition to the use of mail, our directors, officers and non-officer employees may solicit proxies in person or by telephone or other means. These persons will not be compensated for the solicitation but may be reimbursed for out-of-pocket expenses. Morrow Sodali LLC has been retained by the Company to provide broker search and materials distribution services, as well as serve as the Company’s Administration Agent for the Annual Meeting, for a fee of $7,500 plus distribution costs and other expenses. We have also made arrangements with certain Financial Institutions and other custodians to forward this material to the beneficial owners of our common stock, and we will reimburse them for their reasonable out-of-pocket expenses.
Q:    Who will count the votes?
A:    We have hired our Transfer Agent, Continental Stock Transfer, to tabulate the votes cast at the Annual Meeting and be responsible for determining whether or not a quorum is present.
Q:    Where can I find voting results of the Annual Meeting?
A:    We will announce preliminary voting results at the Annual Meeting and publish final results on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting (a copy of which will be available on the “Investors Relations” subpage of our website).
Q:    May I propose actions for consideration at the next Annual Meeting of Stockholders or nominate individuals to serve as directors?
A:    You may submit proposals for consideration at future stockholder meetings, including director nominations, if you satisfy the applicable requirements. Please see “Other Matters and Additional Information” for more details.
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Q:    Whom should I contact with questions about the Annual Meeting?
A:    If you have any questions about this Proxy Statement or the Annual Meeting, please contact the Rimini Street Investor Relations Department by email at IR@riministreet.com or by calling (925) 523-7636.
Q:    What if I have more than one account?
A:    Please vote proxies for all accounts so that all your shares are voted. You may be able to consolidate multiple accounts through our Transfer Agent, Continental Stock Transfer, online at www.continentalstock.com or by calling (212) 509-4000.
Q:    Will a list of stockholders entitled to vote at the Annual Meeting be available?
A:    In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting. If you want to inspect the stockholder list, call our Investor Relations Department at (925) 523-7636. In addition, the list of stockholders entitled to vote at the Annual Meeting will be available for examination during the Annual Meeting via the Annual Meeting website.

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PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Nominees
The Board has nominated each of the Class III directors named below for election at the Annual Meeting. All of the nominees currently serve as directors. Each person elected will serve until the 2026 annual meeting of stockholders and until his or her successor has been elected and qualified. Although the Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, proxies will be voted for such substitute nominee.
The Nominating & Corporate Governance Committee of the Board (the “Nominating Committee”) is responsible for director recruitment and recommending to the Board all director nominees. Stockholders who wish to recommend a person for consideration as a director nominee should follow the procedures described below under the heading “Deadlines for Stockholder Proposals and Director Nominations to be Presented at the Next Annual Meeting.” The Board selected the nominees for election at the Annual Meeting upon the recommendation of the members of the Nominating Committee.
Board Composition
The following table sets forth the names, ages and positions of the members of the Board as of May 1, 2023:

Name	Age	Position(s) with the Company

Class I Director (term continues through 2024)
Jack L. Acosta(1)	75	Lead Independent Director; Chair of Audit Committee

Class II Directors (for term through 2025)
Katrinka B. McCallum(1)(2)	55	Director; Chair of Compensation Committee
Robin Murray(3)	57	Director

Class III Directors (term continues through 2026)
Seth A. Ravin	56	President, Chief Executive Officer and Chairman of the Board
Steven Capelli(1)(2)(3)	65	Director; Chair of the Nominating Committee
Jay Snyder(1)(3)	52	Director
_____________________________
(1)    Member of the Audit Committee
(2)    Member of the Compensation Committee
(3)    Member of the Nominating Committee
Board Diversity Matrix

Board Diversity Matrix (as of May 1, 2023)
	Female	Male
Total Number of Directors	6
Part I: Gender Identity
Directors	1	5
Part II: Demographic Background
White	1	5

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Class III Director Nominees — Biographical Information

Mr. Ravin, a 30-year enterprise software veteran who pioneered the independent enterprise software industry, founded Rimini Street and has served as our Chief Executive Officer and Chairman of the Board since September 2005 (including service to Rimini Street, Inc., a Nevada corporation, which was a predecessor entity to the Company (“RSI”)) and as our President since March 2023. He also served as President of RSI from September 2005 to January 2011. Prior to founding Rimini Street, Mr. Ravin served in various executive roles at TomorrowNow, Inc. from May 2002 to April 2005, most recently as President and a board director. TomorrowNow, Inc. was a supplier of software maintenance and support services for Oracle’s PeopleSoft and J.D. Edwards applications, and was acquired in January 2005 as a wholly-owned subsidiary of SAP America, Inc. From April 2000 to March 2001, Mr. Ravin served as Vice President of Inside Sales for Saba Software, Inc., a provider of e-Learning and human resource management software. From April 1996 to April 2000, Mr. Ravin served in various management roles at PeopleSoft, Inc., an enterprise software company acquired by Oracle, most recently as a Vice President of the Customer Sales Division. Mr. Ravin holds a Bachelor of Science degree in Business Administration from the University of Southern California.

DIRECTOR QUALIFICATIONS: We believe Mr. Ravin is qualified to serve as a member of our Board because of the perspective and experience he brings as Rimini Street’s President and Chief Executive Officer. We also value his deep understanding of Rimini Street’s business as it has evolved over time and his extensive senior management expertise in the software maintenance and support services industry.

SETH RAVIN
Age: 56 Director Since: 2005 Chairman of the Board

Mr. Capelli has served as a member of the Board since October 2017, and previously served on the board of directors of RSI from January 2014 until October 2017. Since October 2020, he has been a private investor/advisor. Prior to his retirement in October 2020, Mr. Capelli was the Chief Revenue Officer of Blackberry Limited, an enterprise software and services company, a position he held from October 2019. From October 2016 until October 2019, Mr. Capelli served as Blackberry Limited’s Chief Financial Officer. He also served as Blackberry Limited’s Chief Operating Officer from March 2018 until February 2019. Previously, Mr. Capelli served in various management positions at Sybase, Inc., an enterprise software and services company acquired by SAP, from December 1997 to April 2012, most recently as President, Worldwide Field Operations, from August 2006 to April 2012. Mr. Capelli served as a private investor/advisor from April 2012 until joining Blackberry Limited in October 2016. From August 1992 to December 1997, Mr. Capelli served in various management positions at Siemens-Pyramid, a subsidiary of Siemens Nixdorf, a computer and electronics company, including as Chief Financial Officer, Vice President of InterContinental Sales, and Director of Field Operations. From January 2005 to November 2005, Mr. Capelli served on the Board of Directors of Apropos Technology, Inc., a publicly traded business communication software firm. In addition, Mr. Capelli has served and continues to serve as a member of the Board of Directors of various private companies and in October 2020 was appointed the Chairman of the Board of Directors of MLOGICA, LLC, a technology and product consulting company. Mr. Capelli holds a Bachelor of Science degree in Accounting from The College of New Jersey and a Masters of Business Administration from Rutgers University.
DIRECTOR QUALIFICATIONS: We believe Mr. Capelli is qualified to serve as a member of our Board because of his extensive experience in the enterprise software industry and serving on boards of directors of various technology companies.

STEVEN CAPELLI
Age: 65 Director Since: 2014 Committees: Nominating (Chair); Audit; Compensation
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Class III Director Nominees — Biographical Information (Continued)

Mr. Snyder has served as a member of the Board since June 2020. He is the Chief Customer Officer for BetterUp, a leading provider of virtual coaching and mental wellness services. Prior to joining BetterUp in January 2023, he was Senior Vice President, Customer Strategy and Solutions at UiPath, an enterprise automation software company, where he led the Industries, Value Engineering, Services and Customer Success organization. He joined UiPath in January 2021 after serving as Executive Vice President and Chief Customer Officer of New Relic, Inc., a software analysis platform provider. Prior to joining New Relic, Inc. in May 2020, he was Senior Vice President, Global Alliances, Service Providers and Industries of Dell Technologies, a digital technology solutions, products and services company, a position he held from May 2015. Previously, he served in various management positions at Dell Technologies, including Senior Vice President, Americas Global Services (January 2014 to June 2015), Chief Operating Officer, Americas Sales and Customer Operations (January 2013 to December 2014) and Area Vice President Sales, Northern California (February 2008 to December 2012). He also served in various management positions at Dell Technologies’ predecessor entity, Dell EMC, including GM/Americas Sales Lead, EMC Consulting (2002-2008) and Director West Division; Channels, Alliances and Business Development (1999-2002), as well as at PeopleSoft, Inc., an enterprise software company (acquired by Oracle Corporation), including Director, Technology Alliances and Business Development (January 1999 to December 1999) and Manager, Strategic Services (February 1998 to December 1998). Mr. Snyder holds a Bachelor of Science, Economics and Finance from Bentley University.
DIRECTOR QUALIFICATIONS: We believe Mr. Snyder is qualified to serve as a member of our Board because of his extensive software operational experience as well as industry experience in customer service-oriented technology companies.

JAY SNYDER
Age: 52 Director Since: 2020 Committees: Nominating; Compensation

Continuing Directors — Biographical Information

Mr. Acosta has served as a member of the Board since October 2017, and previously served on the board of directors of RSI from October 2013 until October 2017. Mr. Acosta served as Chief Financial Officer and Vice President, Finance of Portal Software, a software company acquired by Oracle Corporation, from February 1999 until his retirement in September 2001. Since September 2001, he has been a private investor/advisor. In addition, Mr. Acosta served as Secretary of Portal Software from February 1999 to April 1999. From July 1996 to January 1999, Mr. Acosta served as Executive Vice President and Chief Financial Officer of Sybase, Inc., a database company acquired by SAP AG. Mr. Acosta serves on the Board of Directors of Five9, Inc. (Nasdaq: FIVN), a provider of cloud software for contact centers. From March 2004 to July 2009, Mr. Acosta served on the Board of Directors of SumTotal Systems, Inc., a provider of learning, performance and compensation management software and services. Mr. Acosta has served and continues to serve as a member of various private company boards of directors. Mr. Acosta holds a Bachelor of Science degree in Industrial Relations from California State University, East Bay, a Masters of Science degree in Management Sciences from California State University, East Bay and an Honorary Doctor of Humane Letters degree from California State University, East Bay.
DIRECTOR QUALIFICATIONS: We believe Mr. Acosta is qualified to serve as a member of our Board because of his extensive experience in the enterprise software industry, his expertise in finance matters and his service on the boards of directors of various technology companies.

JACK ACOSTA
Age: 75 Director Since: 2013 Committee: Audit (Chair)

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Continuing Directors — Biographical Information (Continued)

Ms. McCallum has served as a member of the Board since October 2021. Most recently (until May 2020), Ms. McCallum was Vice President of Customer and Product Experience at Red Hat, Inc., a leading provider of enterprise open-source solutions, which was acquired by IBM in 2019. She joined Red Hat in 2007 as VP of Investor Relations and served in a variety of senior executive positions within the Products & Technologies organization during her tenure there. During her career that spans more than two decades in enterprise software, Ms. McCallum led business units, sales and marketing organizations as well as engineering and operations teams. Since May 2020, she has served as a private investor and advisor. Ms. McCallum serves on the board of directors of Intrusion Inc. (Nasdaq: INTZ), a publicly traded provider of cyberattack prevention solutions, where she also serves as chair of the audit committee and a member of the nominating and governance committee of the board. She was appointed to the board of the North Carolina Board of Science, Technology and Innovation in February 2021. Ms. McCallum holds an M.B.A. from The Fuqua School of Business at Duke University, a B.A. in Economics from Wellesley College, and a Certificate in Accounting from Northeastern University. She is a Certified Public Accountant (inactive). Ms. McCallum has earned the CERT certification in cybersecurity oversight jointly developed by the National Association of Corporate Directors and Carnegie Mellon University.

DIRECTOR QUALIFICATIONS: We believe Ms. McCallum is qualified to serve as a member of our Board because of her extensive experience in the enterprise software industry, her expertise in finance matters, customer experience and operational scaling, and her general business acumen across a broad range of public, private and non-profit organizations.

KATRINKA B. McCALLUM
Age: 55 Director Since: 2021 Committees: Compensation (Chair); Audit

Mr. Murray has served as a member of the Board since October 2017, and previously served on the board of directors of RSI from June 2009 until October 2017. Mr. Murray is a partner at Adams Street Partners, LLC (“ASP”), a private market investments firm and affiliate of the Company, which he joined in 2008. From 2001 to 2008, Mr. Murray served as a partner at 3i Ventures Corporation, a private equity and venture capital firm, where he led the Menlo Park, California office. From 1997 to 2001, Mr. Murray served as Chief Financial Officer of both iPIN Corporation, an electronic payment technology company ultimately acquired by Intel Corporation, and Ubicoms Ltd, a company acquired by The Hackett Group. From 1988 to 1995, Mr. Murray served in various roles in the London offices of J Sainsbury plc and Ernst & Young. Mr. Murray qualified as a Chartered Accountant with the Institute of Chartered Accountants of England & Wales. He holds a Bachelor of Science degree in Chemistry from Bristol University, England and a Masters of Business Administration from Stanford University Graduate School of Business.
DIRECTOR QUALIFICATIONS: We believe Mr. Murray is qualified to serve as a member of our Board because of his substantial corporate finance, business strategy and corporate development expertise gained from his significant experience in the venture capital industry analyzing, investing in and serving on the boards of directors of various technology companies. We also value his perspective as a representative of our largest stockholder.

ROBIN MURRAY
Age: 57 Director Since: 2009 Committee: Nominating

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Director Nomination Process
Criteria and Diversity
Per our Corporate Governance Guidelines and the Charter for the Nominating Committee, the Nominating Committee determines, as appropriate, the desired qualifications, qualities, skills and other expertise required to be a director and recommends to the full Board criteria to be considered in selecting director nominees, including, but not limited to, attributes of character, judgment, diversity (including as defined by the rules of the Nasdaq Stock Market LLC (the “Nasdaq Rules”)), age, expertise, corporate experience, length of service and other time commitments.
The Nominating Committee reviews on an annual basis, in the context of recommending a slate of directors for stockholder approval, the composition of the Board. In determining whether to recommend a director for re-election, the Nominating Committee considers the director’s character and integrity, past attendance at meetings, participation in and contributions to the activities of the Board and the Company, and ability to contribute to the diversity of experience and perspectives on the Board. The Nominating Committee assesses its effectiveness in this regard as part of its annual review of Board composition.
Stockholder Recommendations of Nominees
Per our Corporate Governance Guidelines, it is the policy of the Board that the Nominating Committee consider recommendations for candidates to the Board from stockholders. Stockholders may recommend director nominees for consideration by the Nominating Committee by meeting the requirements set forth our Bylaws. Following verification of the stockholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Nominating Committee. The Nominating Committee does not formally distinguish between candidates recommended by stockholders and candidates recommended by other directors, management and others (including third-party search firms, which the Nominating Committee may retain from time to time). Stockholders who desire to nominate persons directly for election to the Board at the Company’s annual meeting of stockholders must meet the deadlines and other requirements set forth in our Bylaws.
Board of Directors Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE CLASS III DIRECTOR NOMINEES IDENTIFIED ABOVE.
Vote Required
Directors are elected by a plurality of the votes present (by virtual attendance) or represented by proxy at the Annual Meeting and entitled to vote.
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CORPORATE GOVERNANCE MATTERS

Best Practices
◆	Director Independence: All directors are independent other than our Chairman and Chief Executive Officer, who is the only member of management serving on the Board	◆	Annual Evaluations: Annual Board and Board committee evaluations promote Board and Board Committee effectiveness

◆	Independent Director Executive Sessions: Our independent directors meet regularly in executive sessions without the presence of our corporate officers or Chairman and Chief Executive Officer	◆	Board Oversight of Succession Planning: The Compensation Committee oversees the development and implementation of succession plans for senior leadership positions

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Outside Board Policy: We limit the number of other public company boards our directors may join to ensure a director is not “overboarded” and is able to devote the appropriate amount of time and attention to their oversight responsibilities
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Board Access to Independent Advisors: The Board and its committees may hire independent advisors, such as auditors, compensation consultants, legal counsel and other advisors as it determines appropriate, to assist in the performance of their functions

◆	Shareholder Engagement: Members of our management regularly engage with stockholders to solicit feedback, address concerns and provide perspective on our business strategy	◆	Hedging and Pledging Prohibited: Under the terms of our Insider Trading Policy, all directors and executive officers are prohibited from hedging and pledging Company securities

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Board Oversight of Strategic Plan: Generally, a separate annual Board meeting is devoted solely to the long-term strategy of the Company, in addition to regular discussions about Company strategy at meetings throughout the year
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Single Class Voting Structure: We have redeemed all of our formerly outstanding 13.00% Series A Redeemable Convertible Preferred Stock (“Series A Preferred Stock”) and have a single class voting structure (one share, one vote)

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Annual Review of Key Governance Documents: No less than annually, our internal and external legal advisors review the terms of our key governance documents, such as our Corporate Governance Guidelines and Board committee charters
		◆	Board Committee Independence: All Board committees are comprised exclusively of independent directors

Board Structure
Our business affairs are managed under the direction of the Board. Our Board consists of six members, five of whom qualify as independent within the meaning of the independent director guidelines of the Nasdaq Global Market (the “Nasdaq Global Market” or “Nasdaq”). Mr. Ravin is not. For additional information, please see the disclosure under the heading “Board Determination of Independence,” below.
Per our Certificate of Incorporation, the Board is divided into three classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:
•Jack L. Acosta is the sole Class I director, and his term will expire at the 2024 annual meeting of stockholders.
•The Class II directors are Katrinka McCallum and Robin Murray, and their terms will expire at the 2025 annual meeting of stockholders.
•The Class III directors are Seth A. Ravin, Steven Capelli and Jay Snyder. The terms for Messrs. Ravin, Capelli and Snyder, who are nominated for re-election at the Annual Meeting, will expire at the Annual Meeting, subject to their re-election at the Annual Meeting for a new term.
Our Certificate of Incorporation and Bylaws provide that the number of directors, which is fixed at six members as of the date of this Proxy Statement, may be increased or decreased from time to time by a resolution of the Board.
Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. Any increase or decrease in the number of directors generally will be distributed among the three classes so that, as nearly as practicable, each class will consist of approximately one-third of the total number of directors. This classification of the Board may have the effect of delaying or preventing changes in control of the Company.
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There are no family relationships among any of our directors, director nominees or executive officers.
Corporate Governance Guidelines
    Our Board has adopted Corporate Governance Guidelines outlining the corporate governance policies pursuant to which the Board oversees the business and strategy of the Company, addressing items such as the qualifications and responsibilities of our directors and director candidates and the specific oversight responsibilities of the Board. As part of an overall annual review of the Company’s corporate governance policies, in January 2023, the Board, upon the recommendation of the Nominating Committee, amended the Corporate Governance Guidelines to provide that stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Exchange Act Rule 14a-19(b). You can find a copy of our Corporate Governance Guidelines on the “Investor Relations” subpage of our website.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The purpose of the Code of Business Conduct and Ethics is to promote ethical conduct and deter wrongdoing. The policies outlined in the Code of Business Conduct and Ethics are designed to ensure that our employees, including our executive officers and members of the Board, act in accordance with not only the letter but also the spirit of the laws and regulations that apply to our business.
Effective January 1, 2022, the Company’s Ethics and Compliance function became a discrete department under the leadership of its Group Vice President and Chief Counsel, Chief Ethics & Compliance Officer, who reports directly to both the Chief Executive Officer and the Audit Committee. In addition to being accountable for promoting, monitoring and enforcing the Code of Business Conduct and Ethics under the oversight of the Board and Chair of the Audit Committee, the Ethics & Compliance Department is responsible for the Company’s contract compliance, investigations and data privacy functions and works in parallel with the Company’s in-house Legal Department on matters relating to corporate governance and regulatory compliance.
You can find a copy of our Code of Business Conduct and Ethics, as well as other Company corporate governance and compliance policies, on the “Investor Relations” subpage of our website.
We will post amendments to or waivers from our Code of Business Conduct and Ethics with respect to directors and executive officers on our website within four business days of such amendment or waiver.
Board Leadership Structure
    Our Corporate Governance Guidelines provide that at any time when the Chairman of the Board is not an independent director, the Board shall elect a “Lead Independent Director” in order to facilitate communications between Company management and non-employee directors. Because the Chairman of the Board, Mr. Ravin, also serves as our President and Chief Executive Officer, the Board has appointed Mr. Acosta to serve as its Lead Independent Director. As Lead Independent Director, Mr. Acosta communicates with our President, Chief Executive Officer and Chairman of the Board regarding feedback from executive sessions of the non-employee and/or independent directors, for which he is responsible for scheduling, preparing the agendas and chairing. He also serves as a liaison between members of our executive management and our non-employee and/or independent directors, disseminating information to the rest of the Board in a timely manner and raising issues with management on behalf of the non-employee and/or independent directors when appropriate.
    As Chairman of the Board, Mr. Ravin is directly responsible for Board management, in particular by chairing Board meetings, providing input on the agendas for Board and Board committee meetings, evaluating the membership and chairs for Board committees and the effectiveness of the committees, and encouraging the Company’s non-employee and/or independent directors to meet regularly without management present.
    The Board believes that this structure is currently appropriate for the Company as it permits our President and Chief Executive Officer to speak for and lead the Company and Board while also providing for effective oversight and independent leadership by an independent director.
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Board Determination of Independence
    Our Board has reviewed and analyzed the independence of each director, including each of the three Class III director nominees. The purpose of the review was to consider whether any particular relationships or transactions involving directors or their affiliates or immediate family members (i) were inconsistent with a determination that a particular director is independent for purposes of serving on the Board and its committees or (ii) could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. During this review, the Board examined whether there were any transactions and/or relationships between directors or their affiliates or immediate family members and the Company and the substance of any such transactions or relationships. They also specifically considered each of the transactions identified under the heading “Related Person Transactions” below.
The Company’s common stock is listed on the Nasdaq Global Market. Under Nasdaq listing standards, independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act
In order to be considered independent for purposes of Rule 10A-3 and Rule 10C-1, a member of an audit committee or a compensation committee of a listed company generally may not, other than in his or her capacity as a member of the committee, the Board, or any other Board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Following its most recent independence review, which was conducted in connection with the preparation of this Proxy Statement, the Board determined that Ms. McCallum and Messrs. Acosta, Capelli, Murray and Snyder, representing five of the Company’s current six directors and all of the members of the Audit, Compensation and Nominating Committees, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Global Market. In addition, in connection with the preparation of the Company’s 2022 Proxy Statement, the Board determined that the Company’s former Lead Independent Director, Margaret (Peggy) Taylor, who retired from the Board in August 2022, was an “independent director” as defined under the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Global Market.
Board of Director Meetings and Attendance; Annual Meeting Attendance
    The Board holds regularly scheduled board meetings quarterly, and typically each Board committee meets separately in connection with these meetings. Prior to the temporary closure of the Company’s offices worldwide in 2020 as a result of the COVID-19 pandemic, these regularly scheduled quarterly Board and committee meetings were held in-person. Beginning in the second quarter of fiscal 2020 and continuing through the first quarter of 2022, the Company transitioned all Board and committee meetings to a videoconference format. As of the second quarter of 2022, the Company resumed holding in-person quarterly Board meetings with the option of attending via videoconference for any meeting attendee who has health and safety travel concerns or who is restricted from travel. The Board holds mid-quarter meetings, which are typically via videoconference, and the Board and each committee hold videoconference meetings in between quarterly meetings as needed.
In 2022, the Board held nine meetings (one jointly held with each of the Board committees and one jointly held with the Nominating and Corporate Governance Committee); the Audit Committee held five meetings (one jointly held with the full Board and each of the Board committees); the Compensation Committee held five meetings (one jointly held with the full Board and each of the Board committees); and the Nominating Committee held five meetings (one jointly held with the full Board and each of the Board committees and one jointly held with the full Board). Each director attended at least 75% of the total number of Board meetings and meetings of the committees on which he or she served during 2022.
    Our 2022 annual meeting of stockholders was held on June 1, 2022 in a virtual-only format conducted via live audio webcast. All directors nominated for election at the 2022 annual meeting of stockholders and all incumbent directors with terms expiring after the date of the 2022 annual meeting of stockholders attended the 2022 annual meeting.
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Stockholder Communications
    While the Board believes that management speaks for the Company, the Board acknowledges that individual Board members may, from time to time, communicate with various constituencies that are involved with the Company, but it is expected that Board members would do this with the knowledge of management and, in most cases, only at the request of management. The Board believes that matters pertaining to the Company’s general business operations, current and future financial results, strategic direction and similar matters are most appropriately addressed by management, with appropriate oversight and consultation provided by the Board. The Board expects that management will provide regular updates to investors regarding the Company’s business strategy and performance. The Board also believes that the ability of the Company’s stockholders to send communications to the Board is an important part of the Company’s corporate governance process. In cases where stockholders wish to send a communication to our non-employee directors, messages can be sent to our Vice President, Investor Relations at: IR@riministreet.com in accordance with the procedures outlined in our “Policies and Procedures for Stockholder Communications to Independent Directors” (our “Stockholder Communications Policy”), a copy of which appears on the “Investor Relations” subpage of our website.
In accordance with our Stockholder Communications Policy, our Vice President, Investor Relations reviews all incoming stockholder communications and, if appropriate (i.e., the communication is not part of a mass mailing, a product complaint or inquiry, job inquiry or business solicitation and is not patently offensive or otherwise inappropriate material), after coordinating with the Company’s Legal Department and the Lead Independent Director, routes such communications to the appropriate member(s) of the Board or, if none is specified, to the Chairman of the Board. As applicable, the Vice President, Investor Relations will refer allegations of questionable accounting, internal controls, or auditing matters, fraudulent financial information of violations of law within the scope of the Company’s Policy Regarding Reporting of Accounting, Auditing and Other Matters (available on the “Investor Relations” subpage of our website) for handling in accordance with such policy. The Vice President, Investor Relations reports to the Nominating Committee on a periodic basis regarding all stockholder requests to communicate directly with our non-employee directors and the Company’s response.
Our Stockholder Communications Policy is administered by the Nominating Committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are also stockholders, or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Committees of the Board of Directors
Under our Bylaws, the Board has the authority to appoint committees, and, accordingly, has appointed the Audit Committee, the Compensation Committee, and the Nominating Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by the Board.
Audit Committee
The Audit Committee is comprised of Mr. Acosta (Chair), Mr. Capelli and Ms. McCallum. Our Board has determined that each member of the Audit Committee satisfies the requirements for independence and financial literacy under the rules of the Nasdaq Global Market and the SEC and has further determined that each of Mr. Acosta, Mr. Capelli and Ms. McCallum qualify as “audit committee financial experts” as defined by applicable SEC rulemaking and satisfies the financial sophistication requirements of the Nasdaq Global Market. The Audit Committee is responsible for, among other things:
•selecting and hiring our independent registered public accounting firm;
•supervising and evaluating the performance and independence of our independent registered public accounting firm;
•approving the audit and audit fees and pre-approving any non-audit services to be performed by our independent registered public accounting firm;
•reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;
•reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, the quarterly reviews of our financial statements, and our publicly filed reports;
•preparing the Audit Committee Report that the SEC requires in our annual proxy statement;
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•reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;
•reviewing and discussing with management and the independent registered public accounting firm, the overall adequacy and effectiveness of our legal, regulatory and ethical compliance programs and on matters related to the conduct of the audit;
•overseeing the internal audit function;
•reviewing and discussing with management reports regarding compliance with applicable laws, regulations and internal compliance programs;
•overseeing enterprise risk assessment and management pertaining to the financial, accounting, liquidity, market, tax, cybersecurity and other information technology risks of the Company;
•overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters, including the confidential, anonymous submission (and the appropriate treatment) of concerns submitted by Company employees (e.g., via the Company’s Whistleblower Hotlines) regarding accounting or auditing matters that they believe to be questionable or to be violations of the Company’s Code of Business Conduct and Ethics, the U.S. federal securities laws (or similar state and federal laws) or the Company’s Anti-Corruption Policy (including the Foreign Corrupt Practices Act and similar laws); and
•reviewing and overseeing any related person transactions.
    The Audit Committee also oversees the Company’s implementation of new accounting standards. You can find a copy of the Audit Committee’s Charter on the “Investor Relations” subpage of our website: https://investors.riministreet.com/corporate-governance/documents-charters.
Compensation Committee
The Compensation Committee is comprised of Ms. McCallum (Chair), Mr. Capelli and Mr. Snyder. Our Board has determined that each member of the Compensation Committee meets the requirements for independence under the rules of the Nasdaq Global Market and applicable SEC rules and regulations. The Compensation Committee is responsible for, among other things:
•reviewing and approving our Chief Executive Officer’s and, in consultation with our Chief Executive Officer, other executive officers’ annual base salaries, incentive compensation plans, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements, change in control agreements, and any other benefits, compensation or arrangements;
•administering our equity compensation plans;
•overseeing our overall compensation philosophy, compensation plans and benefits programs;
•preparing the report of the Compensation Committee required by the rules and regulations of the SEC;
•reviewing and evaluating director compensation;
•reviewing and discussing with management the risks arising from the Company’s compensation policies and practices for all employees and human capital management that are reasonably likely to be material; and
•overseeing the succession planning of our executive officers and management team.
Subject to compliance with applicable laws and regulations, the Compensation Committee may delegate its authority to one or more subcommittees. However, the Compensation Committee shall not delegate to a subcommittee any power or authority required by law, regulation or listing standard to be exercised by the Compensation Committee as a whole.
For additional information regarding our processes and procedures for the consideration and determination of executive compensation, including the role of Willis Towers Watson as the independent advisor to the Compensation Committee, see “Compensation Discussion and Analysis — Executive Compensation Review and Determination,” below.
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You can find a copy of the Compensation Committee’s Charter on the “Investor Relations” subpage of our website: https://investors.riministreet.com/corporate-governance/documents-charters.
Nominating Committee
The Nominating Committee is comprised of Mr. Capelli (Chair), Mr. Murray and Mr. Snyder. Our Board has determined that each member of the Nominating Committee meets the requirements for independence under the rules of the Nasdaq Global Market. The Nominating Committee is responsible for, among other things:
•determining qualifications, characteristics, qualities, skills and other expertise required to be a director and developing, and recommending to the Board for approval, criteria to be considered in selecting nominees for director (the “Director Criteria”);
•seeking, identifying, evaluating and selecting, or recommending for selection by the Board, candidates to fill new positions or vacancies on the Board consistent with the Director Criteria, and reviewing candidates recommended by stockholders made in compliance with requirements for such recommendations;
•evaluating and making recommendations regarding the composition, organization, and governance of the Board and its committees and the independence of the Board members and candidates for the Board in accordance with applicable independence standards;
•evaluating and making recommendations regarding the creation of additional committees, a change in mandate of our committees and dissolution of our committees;
•reviewing and making recommendations with regard to our Corporate Governance Guidelines;
•overseeing the evaluation of the Board;
•working with the Audit Committee as necessary and appropriate to review and approve conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the Audit Committee;
•overseeing the Company’s global environmental, social and governance (“ESG”) structure and reviewing and understanding the Company’s strategy for public disclosure with respect to ESG matters; and
•engaging in succession planning for our Board.
You can find a copy of the Nominating Committee’s Charter on the “Investor Relations” subpage of our website: https://investors.riministreet.com/corporate-governance/documents-charters.
The Board’s Role in Risk Oversight
Risk management is primarily the responsibility of our Company’s senior management team, while the Board is responsible for the overall supervision and oversight of our Company’s risk management activities.
The Board’s oversight of the material risks faced by the Company occurs at both the full Board level and at the committee level. For example, the Audit Committee has oversight responsibility not only for financial reporting with respect to the Company’s major financial exposures and the steps management has taken to monitor and control such exposures, but also for the effectiveness of management’s enterprise risk management process that monitors key business risks (including cybersecurity) facing the Company. Specifically, as stated in the Audit Committee’s Charter, one of the responsibilities of the Audit Committee is to “review and discuss with management, including members of the internal audit department and the independent auditor as appropriate, the Company’s major risk exposures, including, but not limited to financial, accounting, liquidity, market, tax and cybersecurity and other information technology risks, and the steps management has taken to monitor and control those exposures, including the Company’s guidelines and policies with respect to risk assessment and risk management pertaining to such matters.” In connection with its risk oversight role, at each of its quarterly, in-person meetings, the Audit Committee also meets privately in separate executive sessions with representatives from the Company’s independent registered public accounting firm (without any members of Company management present), as well as meets regularly with the Company’s Vice President of Risk Management, who presides over the Company’s internal audit function. Per its charter, the mission of the Internal Audit Department is to assist the Company in accomplishing its objectives by bringing a “systematic and disciplined approach to evaluate and improve the effectiveness of the organization’s risk management, control, and governance processes.” Finally, the Audit Committee also receives quarterly reports regarding the Company’s testing and controls implemented in compliance with the requirements of the Sarbanes-Oxley Act of 2002 and
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quarterly updates from members of the Company’s Legal Department and Compliance & Ethics Department on legal matters that may have a material impact on the Company’s financial statements or compliance procedures that pertain to financial, accounting or tax matters of the Company.
In addition, as stated in its charter, one of the responsibilities of the Compensation Committee is to review and discuss with management the risks arising from the Company’s compensation policies and practices for all employees that are reasonably likely to be material to the Company.
As referenced above, senior members of the Company’s in-house Legal Department and in-house Ethics & Compliance Department report in person to the full Board on at least a quarterly basis to keep the directors informed concerning legal risks, ongoing litigation and other legal matters involving the Company and the Company’s legal risk mitigation efforts. Finally, our Chief Executive Officer periodically meets with the other directors in executive session to address operational and strategic matters, including areas of risk and opportunity that require Board attention. Further, on no less than an annual basis, the full Board reviews in detail the Company’s short- and long-term strategies, including consideration of risks facing the Company and risk mitigation strategies.
By its nature, risk oversight is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes across the organization. The Board actively encourages management to continue to review and improve its methods of assessing and mitigating risk.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board) or as a director of any entity that has one or more of its executive officers serving on the Board or the Compensation Committee.
Policies and Procedures for Related Person Transactions
The Company has adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our capital stock, any member of the immediate family of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with us without the approval of the Audit Committee, subject to the exceptions described below. In approving or rejecting any such proposal, the Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Audit Committee has determined that certain transactions will not require Audit Committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a director, non-executive employee or beneficial owner of less than 10% of that company’s outstanding capital stock, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally.
Related Person Transactions
As previously disclosed, in May 2017, RSI entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GP Investments Acquisition Corp. (“GPIA”), a publicly-held company formed for the purpose of effecting a business combination with one or more businesses. The Merger Agreement was approved by the respective shareholders of RSI and GPIA in October 2017 and closing occurred on October 10, 2017. Prior to the consummation of the mergers, the ultimate parent entity of GPIA was GP Investments, Ltd. (“GP Investments”), a global private equity firm and a former affiliate of the Company. An affiliate of GP Investments (Mr. Antonio Bonchristiano) was a member of our Board of Directors until May 5, 2021.
As of December 31, 2022, ASP and its affiliates beneficially owned approximately 26.6% of our issued and outstanding shares of common stock. Mr. Murray is a partner with ASP and a member of our Board. In July 2018, ASP acquired 19,209 shares of our Series A Preferred Stock and approximately 0.4 million shares of our common stock for total consideration of approximately $19.2 million, which shares of Series A Preferred Stock were all redeemed by the Company in 2021 on the same terms as applicable to other holders of Series A Preferred Stock.
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Employee, Officer and Director Hedging
The Company maintains an Insider Trading Policy applicable to all employees (including its executive officers), directors and agents (such as consultants and independent contractors). Among its other provisions, the Insider Trading Policy categorically prohibits directors, any employee who is an executive officer (defined by reference to Section 16 of the Exchange Act) and any employee required to receive pre-clearance from designated Company Legal Department personnel prior to engaging in transactions in the Company’s securities (generally, employees identified by title and/or job function who have regular or special access to material nonpublic information about the Company) from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities. Derivative securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company (such as stock options and restricted stock units), including exercises thereof and purchases of the underlying shares, are not subject to this prohibition. For directors, executive officers and employees subject to pre-clearance requirements, the Insider Trading Policy also prohibits pledging of Company securities or the ownership of Company securities in or through a margin account. You can find a copy of our Insider Trading Policy on the “Investor Relations” subpage of our website.
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CORPORATE SOCIAL RESPONSIBILITY
Our Mission
At Rimini Street, our mission is to provide extraordinary technology solutions powered by extraordinary people who achieve each client’s strategic, operational and financial goals. To achieve this mission, we must do business the right way — the Rimini Way.
The Rimini Way
•We strive to deliver the extraordinary, always
•We choose what is right, not what is easy
•We stand for equality and fairness for all
•We act with urgency, driven by our passion for quality
Environmental, Social and Governance Practices and “Our 4C’s”
We believe that the best and only path to success is by conducting our business and ourselves in a way that demonstrates the highest integrity as well as respect for others and for the laws and regulations by which we operate. Our environmental, social and governance (“ESG”) practices are integrated into our commitment to “Our 4 C’s” — Company, Clients, Colleagues and Communities. Our 4C’s guide our decision making and shape our relationships with our stakeholders.

Who is Rimini Street?

As we grow and evolve, our shared Mission and 4 C's continue to guide and drive us.

Mission

The Rimini Way

Our 4 C's

Company

Dream big, innovate boldly and operate at the highest ethical, professional, and quality standards

- Taking ownership and pride in all we do
- Prioritizing client over Company

Clients

Improve client performance significantly

- Relentlessly pursuing solutions for clients
- Delivering unmatched client care rooted in passion for service

Colleagues

Build a great company that attracts, develops, inspires, and retains extraordinary people

- Sharing a common purpose, mission, and values
- Fostering a high-performance, results-focused culture based on mutual respect, professionalism, and appreciation

Communities

Leave the world better than we found it

- Offering a helping hand
- Creating equal opportunity for all

Rimini Street

ESG Oversight
Per its Charter, the Nominating Committee, on behalf of the Board, has oversight responsibility for our ESG structure, and is tasked with reviewing and assessing this structure, including oversight responsibilities of other Board committees, on a periodic basis and recommending updates as appropriate. The Nominating Committee is also tasked with reviewing and overseeing our strategy for public disclosure with respect to ESG matters, including the processes and resources to support such disclosure.
Human Capital Resources — RMNI LOVE™
We have built our culture centered on our dedication to provide our clients with an exceptional service experience, and we strive to foster an environment that enables and encourages our employees in this pursuit. Under the banner of RMNI
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LOVE, we have developed multiple programs focused on the health, well-being and professional development of our employees:

•RMNI PINK — Led by our EVP of Global Client Onboarding and breast cancer survivor, Nancy Lyskawa, TEAM PINK supports the breast cancer survivors, warriors and caregivers of Rimini Street and their family members. In October 2022, Team Pink scheduled a FUNraiser and webinars to share their stories of survival and provide breast health education. The Company also donated funds to non-profit breast cancer research and support organizations.

•RMNI GRIT — November 2021 marked the launch of TEAM GRIT in support of Rimini Street veteran employees and their families. The goal of TEAM GRIT is to provide (i) our veteran employees a place to collaborate and support one another, (ii) insight for non-veterans in the Rimini Street family to understand the valuable assets veterans bring to the Rimini Street team, (iii) clarity and understanding of the military experience and (iv) a mentoring platform to help veteran employees transition into their Rimini career.

•RIMINI STREET UNIVERSITY — In March 2023, we launched Rimini Street University, a one-stop platform for employee learning, development and enablement needs, including management and leadership training, technical training, career development, sales enablement, new hire onboarding, ethics and compliance, the “Rimini Street Way” and our “4C’s.”
•WELLNESS CONNECTION — We offer programs and resources designed to support the mental, physical, social and financial well-being of our employees. In addition to resources available through our health care plan providers, we provide voluntary web-based training, using a videoconference platform, on health and wellness topics (such as first aid/CPR, fire safety, mental health and how to prepare for inclement weather conditions), as well as professional development seminars on topics such as time management and boosting financial health.
•SABBATICAL BENEFIT PLAN — In May 2018, we implemented a sabbatical benefit plan that provides full time employees who achieve ten years of service with a one-month paid sabbatical leave and the grant of restricted stock units (“RSUs”) with a fair market value of $10,000 on the date of grant that vest 100% on the first anniversary of the date of grant, provided that the employee remains employed by us through the vesting date.
•SUPPORTING HUMANKIND —Through the Rimini Street Foundation, which is a program privately funded by the Company, we encourage our employees to “Support Humankind” and share our Company’s success by investing back into the communities we serve. This program, which is funded solely by the Company and its global subsidiaries, executes the mission to Support Humankind through financial contributions, in-kind donations, and company-wide employee volunteerism.

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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (referred to as the “CD&A”) section summarizes our general philosophy regarding the compensation of our President, Chief Executive Officer and Chairman of the Board (“CEO”), our Chief Financial Officer, and our three next most highly compensated executive officers who were serving as executive officers as of December 31, 2022 (collectively referred to as “Named Executive Officers” or “NEOs”).
The CD&A provides context for the executive compensation disclosures presented below in both tabular and narrative form. Under its charter, the Compensation Committee is responsible for reviewing and approving executive officer compensation and overseeing our overall compensation philosophy, compensation plans and benefits programs.

2022 Named Executive Officers

Seth A. Ravin	Michael L. Perica	Kevin Maddock	Nancy Lyskawa	Steven Salaets
President, Chief Executive Officer and Chairman of the Board	Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Recurring Revenue Officer	Executive Vice President & Chief Client Officer	Executive Vice President & Chief Information Officer
Executive Summary
The information below summarizes certain aspects of our executive compensation program, in general, and certain of the decisions taken with respect to the compensation of our NEOs during the fiscal year ended December 31, 2022. The specific amounts paid or payable to our NEOs are disclosed in the tables and narrative in the section of this Proxy Statement entitled “Executive Compensation.” The following discussion cross-references those specific tabular and narrative disclosures where appropriate.
2022 Executive Compensation Program
Our 2022 executive compensation program consisted of the following elements: base salary, annual incentive (cash bonus) compensation and long-term (equity-based) compensation. Each element, which is further discussed below, is intended to reward and motivate executives in different ways consistent with our overall guiding principles for compensation.
For 2022, the Compensation Committee engaged Willis Towers Watson as its independent compensation consultant to assist in reviewing and evaluating our executive compensation program, determining an appropriate compensation peer group for purposes of analyzing and providing the Compensation Committee with competitive pay data, advising the Compensation Committee on executive compensation trends and developments, and assessing our compensation policies and practices.

2022 Say on Pay Advisory Vote Results
At our 2022 annual meeting of stockholders, our stockholders approved the compensation of our NEOs, with 97.8% of the votes cast in favor of our Say on Pay resolution. The Compensation Committee considered the results of the 2022 Say on Pay vote in its evaluation of our 2023 executive compensation program, and, in light of the support our stockholders expressed last year, it did not make any material changes to the program specifically as a result of the 2022 Say on Pay vote. However, as described below under the heading “Looking Ahead — 2023 Long-Term Incentive Plan,” in order to further align executive compensation with stockholder interests, in 2023, we introduced awards of performance units (“PSUs”) as a portion of our compensation program for our executives, including each of our NEOs.

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Compensation Philosophy and Practices
We seek to maintain high standards with respect to executive compensation. Key features of our executive compensation practices that aim to drive high performance and align executive compensation with stockholder interests are highlighted below:

	What We Do		What We Do Not Do
☑	At-Risk Compensation: Incentive-based compensation represents a significant portion of our executives’ compensation.	☒	No Guaranteed Salary Increases: We do not guarantee salary increases for our executives.

☑
Annual Executive Compensation Review: We conduct an annual review of our executive compensation program to ensure it rewards executives for strong performance, aligns with stockholder interests, retains top talent, and discourages unnecessary risk taking by our executives.
☒
No Hedging or Pledging of Company Securities: Under our Insider Trading Policy, our executives (and Board members) are prohibited from engaging in hedging or pledging transactions involving Company securities.

☑	Independent Consultant: The Compensation Committee retains an independent compensation consultant and annually reviews the consultant’s independence.	☒	No Excess Retirement Benefits: We do not provide defined benefit pension plans, supplemental executive retirement plans, or retiree health benefits.

☑	Limited Change-in-Control Benefits: Only our CEO has contractually-provided change-in-control benefits, which are subject to double-trigger vesting and do not feature excise tax gross-ups.	☒	No Excise Tax Gross-Ups: Our executives are not entitled to excise tax gross-ups in connection with any portion of their compensation.

☑	Compensation Committee Executive Sessions: Executive sessions of the Compensation Committee (without Company management present) generally follow each Compensation Committee meeting.	☒	No Discount Grants: We do not provide for compensatory grants of equity below fair market value.

☑	Stockholder Alignment: We align compensation with stockholder interests by linking incentive compensation to the Company’s overall performance.

☑	Annual Compensation Peer Group Review: The Compensation Committee reviews the composition of our compensation peer group annually and makes adjustments to the composition, if deemed appropriate.
Elements of Executive Compensation
Our compensation programs for our NEOs and other executive officers are comprised of the following compensation elements:
•Base Salary. The base salaries of our executive officers are intended to provide a competitive level of fixed compensation in order to attract, retain and motivate talented executive officers. Base salaries are generally set based on each executive officer’s responsibilities, performance, skills, and experience as compared with relevant market and peer group data.
•Annual Incentive (Cash Bonus) Compensation. We design our annual incentive (cash bonus) compensation programs to motivate and reward executive officers for achieving pre-established company (as further described below) and individual performance objectives. Additional information regarding the annual incentive compensation program for our NEOs in 2022 can be found under the heading “Annual Incentive (Cash Bonus) Compensation” below.
•Equity-Based (Long-Term) Incentive Compensation. The Compensation Committee believes that a significant portion of each executive officer’s compensation should be in the form of long-term equity-based incentive compensation. Historically, we have granted stock options and restricted stock units (“RSUs”) with time-based vesting that vest over a multi-year period. Starting in 2023, we introduced PSU awards for our executives, including our NEOs. While our non-equity incentive plan compensation programs are generally designed to reward executive officers for actions that impact short- and mid-term performance, our equity-based incentive awards are designed to align the long-term interests of our executive officers with those of our stockholders by:
◦giving these key employees the opportunity to participate in the long-term appreciation of our common stock;
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◦encouraging executive officers to create and sustain stockholder value over longer periods because the value of awards is directly attributable to changes in the price of our common stock over time; and
◦promoting executive officer retention because the full value of awards cannot be realized until vesting occurs, which generally requires continued employment for multiple years.
Full Year 2022 Financial and Operational Highlights
•For the fiscal year ended December 31, 2022, we generated revenue of $409.7 million, a year over year increase of 9.4%, achieved a gross margin of 62.8%, generated cash flow from operations of $34.9 million, and generated operating income of $8.1 million.
•We ended fiscal 2022 with 3,020 active clients, a year over year increase of 6%. Since our inception in 2005, we have signed and served over 5,000 clients, including more than 180 Fortune 500 and Fortune Global 100 companies.
•For the fiscal year ended December 31, 2022, we repurchased $4.7 million of our common stock and reduced the balance on our term loan outstanding from $88 million to $78 million, resulting in year-end cash and investments of $129.1 million and net cash of $51 million.
•In May 2022, we swapped the floating interest rate of our 2021 senior secured credit facility (the “2021 Credit Facility”) to a fixed rate on $40 million of the loan, and we are further offsetting debt service costs by investing excess cash at favorable short term fixed income rates. In addition, we amended our 2021 Credit Facility in February 2023 to transition the loan reference interest rate from LIBOR to SOFR and amended the definition of Consolidated EBITDA to provide an addback of certain costs and legal fees. For additional information, please refer to the Company’s Current Reports on Form 8-K filed with the SEC on June 1, 2022 and February 23, 2023.
•We continued to deliver uninterrupted and critical support services to our clients during this period, maintaining a client satisfaction rating of 4.9 (where 5.0 is considered excellent), and a revenue retention rate for service subscriptions of 92%.
Looking Ahead — 2023 Long-Term Incentive Plan
As previously disclosed by the Company, for fiscal year 2023, the Compensation Committee approved long-term (equity based) incentive plan awards (the “2023 LTI Plan”) for each of our executive officers consisting of a mix of PSUs, RSUs and stock options. The PSUs awarded under the 2023 LTI Plan (the “Target PSUs”) will be earned over a one-year performance period beginning on January 1, 2023 and ending on December 31, 2023 (the “Performance Period”) but will remain subject to a continued service-based vesting requirement, as explained further below. Fifty percent (50%) of the PSUs awarded will be eligible to vest based on the Company’s achievement against a target adjusted EBITDA goal for the Performance Period, and fifty percent (50%) of the PSUs awarded will be eligible to vest based on the Company’s achievement against a target total revenue goal for the Performance Period. The ultimate number of PSUs that may vest (as calculated, the “Earned PSUs”) range from zero to 200% of the Target PSUs. Under the terms of the 2023 LTI Plan, the Earned PSUs will vest in equal annual installments on the first, second and third anniversaries of the Date of Grant, generally subject to the awardee continuing to be a Service Provider (as such term is defined under our 2013 Equity Incentive Plan (our “2013 Plan”)) through the applicable vesting date.
As defined under the 2023 LTI Plan, “EBITDA” is the Company’s (i) net income for the Performance Period adjusted to exclude (ii) interest expense, (iii) income tax expense and (iv) depreciation and amortization expense (in each case of (i) through (iv), determined in accordance with generally accepted accounting principles and as reported in the Company’s Annual Report on Form 10-K for its fiscal year ending December 31, 2023). Adjusted EBITDA is the Company’s “Adjusted EBITDA” for the Performance Period, as such term is defined in the Company’s fiscal year 2022 earnings press release, a copy of which was furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2023.
For additional information regarding our 2023 LTI Plan, please refer to the Company’s Current report on Form 8-K filed with the SEC on April 6, 2023.
Executive Compensation Philosophy and Objectives
We compete in the global IT services market for enterprise software support, products and services. Our executive compensation philosophy is driven by our objective to attract, retain and motivate the talent needed to lead our Company in a dynamic, innovative and extremely competitive environment and to strongly align the interests of our executive officers with those of our stockholders for the long term. Our executive compensation program, including the program for our NEOs,
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is structured to use a mix of base salary, annual incentive (cash bonus) compensation and long-term equity-based compensation to incentivize and reward those individuals who make the greatest contributions to our performance and creation of stockholder value over time.
The Compensation Committee seeks to allocate a significant portion of our executive officers’ total direct compensation at target to elements that are performance-based and, therefore, “at risk.” However, the Compensation Committee does not maintain formal policies for allocating between short-term and long-term compensation or between cash and non-cash compensation. Instead, the Compensation Committee maintains flexibility and adjusts different elements of compensation based upon its evaluation, generally, among other items, of our financial position and performance, hiring and retention concerns, and consideration of the compensation level and mix paid by our compensation peer group and surveyed similarly situated technology companies.
Executive Compensation Review and Determination
Role of the Compensation Committee
The Compensation Committee discharges the responsibilities of our Board relating to the compensation of our executive officers, including our NEOs. Generally, the Compensation Committee reviews and considers decisions on total compensation (annual adjustments to base salary and annual target bonus opportunities, as well as refresh equity grants) for our executive officers in the first quarter of the fiscal year. This permits the Compensation Committee to consider the prior year’s performance when making compensation decisions, with the goal of finalizing total compensation decisions by early in the second quarter of the fiscal year. In addition, each fiscal quarter, the Compensation Committee reviews our financial and operational performance and considers decisions regarding payments under our non-equity (cash bonus) incentive compensation plan.
Each year, the Compensation Committee conducts an annual review of our executive compensation strategy to ensure that it is appropriately aligned with our business strategy, reflective of our compensation philosophy and designed to incentivize our executive officers to accomplish key corporate objectives. The Compensation Committee also annually reviews market trends and changes in compensation practices.
In 2022, among other duties, the Compensation Committee reviewed and approved the compensation for each of our executive officers, including our NEOs; administered our equity compensation plans; oversaw the process of evaluating our CEO’s performance; oversaw the succession planning of our executive officers and senior management team; and evaluated the effectiveness of our overall executive compensation program.
The Compensation Committee’s authority, duties and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The current charter, which was most recently updated in January 2023, is available for review on the “Investor Relations” subpage of our website: https://investors.riministreet.com/corporate-governance/documents-charters.
Role of Management
In discharging its responsibilities, the Compensation Committee works with members of our management team, including our CEO, our CFO and senior Human Resources Department professionals. The management team (with the assistance of the Compensation Committee’s compensation consultant, Willis Towers Watson) assists the Compensation Committee by providing information on our performance and the individual performance of our executive officers, as well as market and industry data, and management’s perspective and recommendations on compensation matters. The Compensation Committee solicits and reviews our management team’s (including our CEO’s) recommendations and proposals with respect to adjustments to target annual cash bonus opportunities, long-term incentive compensation opportunities, program structures, and other compensation-related matters for our executive officers (other than with respect to such executive officer’s own compensation). The Compensation Committee reviews and discusses these recommendations and proposals with our management team (including our CEO) and uses them as one factor in determining and approving the compensation for our executive officers, other than our CEO. Our CEO recuses himself from all recommendations and deliberations regarding his own compensation.
Role of Compensation Consultant
Pursuant to its charter, the Compensation Committee has the authority to retain the services of external advisors, including compensation consultants, legal counsel, and other advisors, to assist in the performance of its responsibilities. In fiscal 2022, as in prior years, the Compensation Committee retained Willis Towers Watson, a national compensation
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consulting firm, to serve as its compensation advisor. Willis Towers Watson serves at the discretion of the Compensation Committee.
During fiscal 2022, a representative from Willis Towers Watson attended the meetings of the Compensation Committee (both with and without management present) and provided various services, including the following:
•consulting with the Compensation Committee chair and other members between Compensation Committee meetings;
•reviewing, researching and suggesting updates to our compensation peer group;
•providing competitive market data based on the compensation peer group and/or broad compensation surveys for our executive officer positions and evaluating how the compensation we pay our executive officers compares both to our performance and how the companies in our compensation peer group and/or the broad compensation surveys compensate their executive officers;
•reviewing and analyzing the base salary levels, annual incentive (cash bonus) opportunities, and long-term (equity-based) incentive compensation opportunities of our executive officers;
•assisting us with a review of our long-term incentive compensation strategy and equity utilization, including the design of our 2023 LTI Plan;
•assessing executive compensation trends within our industry, and providing updates on corporate governance and regulatory issues and developments; and
•reviewing our market equity compensation practices, including burn rate and overhang.
In fiscal year 2022, Willis Towers Watson provided no services to us other than the consulting services to the Compensation Committee.
In connection with the engagement of any external advisor, the Compensation Committee assesses the advisor’s independence in accordance with SEC and Nasdaq rules. In 2022, as in prior years, after reviewing information provided by Willis Towers Watson regarding its independence and considering the relevant independence factors pursuant to applicable SEC rules, the Compensation Committee determined that no conflicts of interest existed in connection with the services Willis Towers Watson performs for the Compensation Committee.
Compensation Benchmarking — Published Surveys and Peer Group Data
Market pay practices are one of many factors we consider in setting executive pay levels and designing compensation programs. The Compensation Committee uses a combination of (i) published survey data covering technology companies with annual revenues of $200 to $500 million and (ii) a software industry peer group of companies as data points when evaluating and establishing executive compensation, as well as other considerations. While the Compensation Committee generally targets the 50th percentile of the market when evaluating compensation, actual compensation decisions are based on the full consideration of many factors, including, but not limited to, individual and Company performance, equity holdings, market data, internal equity, experience, strategic needs and job responsibilities.
The Company’s compensation peer group for purposes of fiscal year 2022 executive compensation determinations was recommended by its independent compensation consultant, Willis Towers Watson, and approved by the Compensation Committee in August 2021. The peer group was selected primarily based on software industry focus and annual revenues (median peer group revenue of approximately $393 million), as well as other financial and non-financial considerations. For fiscal year 2022 executive compensation determinations, the following 16 companies were selected as our peer group:

Aspen Technology, Inc.	Benefitfocus, Inc.	BlackLine, Inc.	ChannelAdvisor Corporation
Cornerstone OnDemand, Inc.	Coupa Software Incorporated	Everbridge, Inc.	Five9, Inc.
Kinaxis Inc.	Model N, Inc.	New Relic, Inc.	Paylocity Holding Corporation
Perficient, Inc.	Progress Software Corporation	Synchronoss Technologies, Inc.	Workiva Inc.
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In August 2022, based on the recommendations of Willis Towers Watson, the Compensation Committee approved an updated list of peer group companies for use in connection with fiscal year 2023 executive compensation determinations, implementing the following changes: (i) removing Paylocity Holding Corporation and Aspen Technology, Inc., (ii) removing Cornerstone OnDemand, Inc. due to attrition (2021 going private transaction) and (iii) adding Zuora, Inc. and Upland Software, Inc. The updated peer group was selected based on multiple scoping metrics, including software/information technology industry focus, annual revenue, market capitalization, as well as other financial and non-financial considerations. The updated peer group is as follows:

Benefitfocus, Inc.	BlackLine, Inc.	ChannelAdvisor Corporation	Coupa Software Incorporated
Everbridge, Inc.	Five9, Inc.	Kinaxis Inc.	Model N, Inc.
New Relic, Inc.	Perficient, Inc.	Progress Software Corporation	Synchronoss Technologies, Inc.
Upland Software, Inc.	Workiva Inc.	Zuora, Inc.
The Compensation Committee generally reviews the composition of the Company’s peer group on an annual basis.
Key Elements of our Executive Compensation Program and 2022 NEO Compensation
As noted above, the key elements of our executive compensation program are base salary, annual (cash bonus) incentive compensation and equity based (long-term) incentive compensation. When determining and setting the amount of each compensation element, the Compensation Committee generally considers the following factors:
•our performance against the financial and operational objectives established by the Compensation Committee and our Board;
•each individual executive officer’s skills, experience, and qualifications relative to other similarly-situated executive officers at the companies in our compensation peer group and in selected broad compensation surveys;
•the performance of each individual executive officer, based on the Compensation Committee’s assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;
•compensation parity among our executive officers, including our NEOs (other than our CEO);
•the recommendations of our CEO, other than with respect to his own compensation;
•the compensation practices of the companies in our compensation peer group and in selected broad compensation surveys and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels.
In addition, in determining the amount of long-term incentive compensation for our executive officers as part of its annual executive compensation review, the Compensation Committee also considers the outstanding equity holdings of each executive officer, the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the companies in our compensation peer group, and the potential dilution to our stockholders (our “overhang”) in relation to the companies in our compensation peer group.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor is the impact of any factor on the determination of pay levels quantifiable. The Compensation Committee retains significant authority to adjust compensation levels of our executive officers based on these and other factors that it deems appropriate to achieve our overall compensation goals.
2022 Base Salary Determinations
We use base salary to provide a fixed amount of compensation for our NEOs in exchange for their services. The Compensation Committee recognizes the importance of base salaries for our executives as an element of compensation that helps to attract and retain highly qualified executive talent.
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In February 2022, the Compensation Committee approved market-based compensation adjustments for each of our executive officers, including our NEOs, to be effective April 1, 2022. In determining the base salary adjustments, the Compensation Committee considered input from Willis Towers Watson, base salary practices and levels of our executive compensation peer group, base salary practices and levels of surveyed similarly situated technology companies, the recommendations of Mr. Ravin (except with respect to his own compensation), internal compensation parity, the overall compensation that each executive officer may potentially receive during his or her employment with us, individual performance, and each executive officer’s roles and responsibilities. The below table reflects the base salary for each NEO in 2021 and 2022.

Name	Base Salary as of December 31, 2021	2022 Base Salary(1)	Percentage Change
Seth A. Ravin	$400,000	$450,000	12.5%
Michael L. Perica	330,000	360,000	9.1%
Kevin Maddock	287,500	312,500	8.7%
Nancy Lyskawa	315,000	345,000	9.5%
Steven Salaets	315,000	345,000	9.5%
 _____________________________
(1)    Effective as of April 1, 2022.
Following the April 1, 2022 salary adjustments, the base salaries of each of our NEO’s remained near the 50th percentile compared to comparable positions at the companies comprising our compensation peer group. The actual base salaries earned by our NEOs for fiscal 2022 are reported in the Summary Compensation Table, below.
2022 Annual Incentive (Cash Bonus) Compensation
We seek to have a significant portion of the compensation of our executive officers, including our NEOs, tied to corporate performance. To accomplish this objective, we provide our executive officers with the opportunity to earn cash bonuses to encourage the achievement of our corporate performance objectives and to reward those individuals who significantly impact our corporate results.
In February 2022, in connection with the review and determination of executive officer base salaries described above, the Compensation Committee set the target annual cash incentive (cash bonus) opportunities for our executive officers, including our NEOs, taking into consideration the factors outlined under “2022 Base Salary Determinations,” above. In each case, the target annual cash bonus opportunity for each NEO was adjusted by reference to their respective annual base salary effective April 1, 2022 such that their target annual incentive opportunity as a percentage of base salary would remain at the same level in 2022 as was in effect in 2021: Mr. Ravin (100% of base salary), Mr. Perica (66.67% of base salary); Mr. Maddock (100% of base salary); Ms. Lyskawa (66.67% of base salary) and Mr. Salaets (66.67% of base salary).
The following table shows each NEO’s 2022 (i) target annual incentive (cash bonus) opportunity (expressed as a dollar amount), (ii) total annual (cash bonus) incentive compensation payments and (iii) total annual (cash bonus) incentive compensation payments as a percentage of target annual (cash bonus) incentive opportunity:

Name	2022 Target Annual Cash Bonus Opportunity(1)	2022 Total Annual Incentive (Cash Bonus) Compensation	2022 Total Annual Incentive Compensation (as a % of 2022 Target Annual Cash Bonus Opportunity)
Seth A. Ravin	$437,500	$258,188	59.01%
Michael L. Perica	235,012	188,409	80.17%
Kevin Maddock	306,250	265,625	86.73%
Nancy Lyskawa	225,011	179,978	79.99%
Steven Salaets	225,011	168,477	74.88%
 _____________________________
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(1)    Amounts represent the sum of (i) for the first quarter of 2022, 25% of each NEO’s then-current target annual cash bonus opportunity and (ii) for the second, third, and fourth quarters of 2022, 25% of each NEO’s target annual cash bonus opportunity as of April 1, 2022.
In 2022, the annual incentive (cash bonus) compensation payments for our executive officers, including our NEOs, were determined by reference to the performance-based cash bonus program (our “Cash Bonus Program”) generally applicable to our full-time, salaried employees who are not otherwise eligible to participate in one of our commissions-based cash bonus programs (which are generally reserved for members of our sales team).
Generally, payments under our Cash Bonus Program are based upon both (i) the Company’s achievement (expressed as a percentage) of predetermined financial goals for the quarter and the achievement (also expressed as a percentage) of predetermined Company-wide client satisfaction goals for that quarter (the “quarterly Company Performance Factor”) and (ii) the individual employee’s achievement of predetermined individual goals and objectives for the quarter, as well as their overall contributions to the Company’s success (expressed as a percentage), generally recommended per the results of such factors with some exercise of discretion of our CEO (except with respect to his own performance) and subject to the approval of the Compensation Committee (the “quarterly Individual Performance Factor”).
Quarterly Company Performance Factor
In 2022, the quarterly Company Performance Factor was based on two metrics: the “Financial Metric” and the “Client Satisfaction Metric.” The metrics, expressed as percentages, are multiplied together to calculate the quarterly Company Performance Factor. The Financial Metric is based on two components: (i) total client invoicing compared to plan, expressed as a percentage (80% weighting), and (ii) aggregate expenses compared to plan (20% weighting), expressed as a percentage. In each case, the “annual plan” references the annual strategic operating plan for the 2022 fiscal year, as approved by the Board. Total client invoicing generally refers to the aggregate of a particular quarter’s invoicing for new active clients, client renewals and consulting (non-subscription-based) services.1 The Client Satisfaction Metric is based on two components: (i) average client satisfaction rating for case resolution (relating to the Company’s global service delivery function), on a scale of 1.0 to 5.0 (where 5.0 is considered excellent), expressed as a percentage of plan (90% weighting), and (ii) average client satisfaction rating for onboarding (relating to the Company’s client onboarding function) on a scale of 1.0 to 5.0, expressed as a percentage of plan (10% weighting).
The results “as compared to annual plan” of each component of the Financial Metric and the Client Satisfaction Metric have not previously been made publicly available, and we do not expect them to be required to be made public by any regulatory authority. Nor is such information publicly available from any other source. We believe that disclosure of these results would provide our competitors, clients and potential clients with information regarding our internal growth expectations, margins and operational performance and enable them to better estimate our product and service pricing models. Therefore, public disclosure of such information would cause substantial harm to our competitive and financial position.
Each quarter, the Compensation Committee approves the percentage achievement of the quarterly Company performance factors after taking into the account the recommendations of our CEO as to potential further adjustment (upward or downward), generally based on considerations of parity relating to quarter-over-quarter fluctuations in our sales cycle.
Quarterly Individual Performance Factor
As noted above, under our Cash Bonus Program, the quarterly Individual Performance Factor is generally tied to an employee’s achievement of individual goals and objectives for the quarter previously communicated to such employee as within such employees duties and the individual’s overall contribution to our corporate success. In 2022, because their individual performance factors are so integrally tied to Company-level performance, the quarterly individual performance factors for each of our executive officers, including our NEOs, were partially tied to the Company’s overall performance, subject to additional adjustment in the discretion of the Compensation Committee (taking into account the recommendation of our CEO with respect to the other executive officers). Additional adjustments to our executive officers’ quarterly Individual Performance Factors for each quarter of 2022 were generally by reference to the accomplishment of strategic objectives in the respective executive officer’s functional area or business unit.
1 We define an active client as a distinct entity, such as a company, an educational or government institution, or a business unit of a company that purchases our services to support a specific product. For example, we count as two separate active client instances in circumstances where we provide support for two different products to the same entity.
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Calculation of and Payment of Quarterly Cash Bonus
The quarterly cash bonus payments for each of our executive officers, including our NEOs, is calculated following the end of each fiscal quarter by multiplying the individual’s target bonus amount for the current quarter by (i) the quarterly Company Performance Factor and (ii) the individual’s quarterly Individual Performance Factor, in each case as approved by the Compensation Committee. For the first, second and third quarters of each fiscal year, seventy-five percent (75%) of the quarterly cash bonus amount is paid out by the end of the following fiscal quarter and, for retention purposes, the remaining 25% is deferred and paid out following the end of the fiscal year, along with the cash bonus for the recently-completed fourth quarter, generally subject to the employee’s continuous employment with the Company through year-end.
For each participant in the Cash Bonus Program, the target bonus amount for each quarter is determined by multiplying the individual’s targeted annual cash bonus compensation, as in effect on the last day of the quarter, by 25%.
2022 Long-Term Incentive Compensation
The long-term incentive component of our executive compensation program is designed to provide compensation that motivates and rewards long-term performance, aligns the interests of our NEOs with our stockholders, builds a culture of ownership, promotes retention, and balances long-term operating decisions with short-term goals.
Annual “Refresh” Equity Awards
On February 3, 2022, to accomplish the objectives described above and to reward past performance, upon the recommendation of our CEO, the Compensation Committee granted annual “refresh” equity awards in the form of both stock options and RSUs to Messrs. Perica, Maddock and Salaets and to Ms. Lyskawa, as follows:

Name	Stock Options Awarded (#)	RSUs Awarded (#)
Michael L. Perica	15,000	50,000
Kevin Maddock	10,000	40,000
Nancy Lyskawa	10,000	40,000
Steven Salaets	7,500	35,000
Each of the stock option and RSU awards described above vest in equal annual installments over a three-year vesting period following the grant date, provided that the grantee remains employed by us through the applicable vesting date. The exercise price for each of the stock option awards is $4.66 per share, which was the closing price of a share of Company common stock on the date of grant as quoted on the Nasdaq Global Market.
The awards described above were part of a larger grant of stock options and RSUs effective as of the same date to over 30 senior level employees in recognition of their performance during the previous fiscal year. The number of shares of common stock underlying each award was determined by reference to the Company’s historical equity award practices for similarly-situated employees and the estimated grant date fair value of the award, as calculated described in the “Grant of Plan-Based Awards Table” appearing below.
Mr. Ravin did not receive a “refresh” annual equity award in 2022. This was a result, in part, of the Compensation Committee’s ongoing review of incorporating further performance-based equity compensation into his total mix of compensation (which was eventually achieved via our 2023 LTI Plan covering all of our current executive officers) and in respect of stock option and RSU awards received by Mr. Ravin in December 2021.
August 2022 Special Equity Awards
From time to time, the Compensation Committee grants special equity awards to select executives, members of senior management and/or other employees in key roles or with high advancement potential for purposes of encouraging their retention and incentivizing them to align their long-term interests with those of our stockholders. This was the intended purpose of the special equity awards effective August 2, 2022 to Mr. Maddock (RSUs in respect of 10,000 shares of common stock) and Ms. Lyskawa (RSUs in respect of 5,000 shares of common stock). Upon the recommendation of our CEO, the Compensation Committee granted these special awards in recognition of outstanding individual quarterly achievement in Mr. Maddock’s and Ms. Lyskawa’s respective operating units. For additional discussion regarding the details of the grants made to Mr. Maddock and Ms. Lyskawa described above, see the “Grants of Plan Based Awards Table, below.”
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Components of 2022 Long-Term Incentive Compensation
Regarding the mix of equity comprising our 2022 equity awards to our executive officers:
•Stock Options. Stock options provide our executive officers with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market prices. Stock options become valuable only if (i) the holder of the option remains employed during the period required for the option to vest and (ii) the market price is above the exercise price. For this reason, stock options align the interests of our executive officers and our stockholders by providing executives with an incentive to achieve long-term business goals and objectives and increase the market price of our stock and provide an incentive for an option holder to remain employed by us. Stock options vest ratably on the anniversary of grant over a three-year period and must be exercised within ten years of the date of grant. Under the terms of our 2013 Plan, vested stock options must generally be exercised within 90 days of termination of employment.
•Time-Based Restricted Stock Units. An RSU is a commitment by us to issue a share of common stock for each unit at the time the restrictions set forth in the award agreement lapse. The Compensation Committee believes that granting time-based restricted stock units aligns the interests of our executive officers with the interests of our stockholders and encourages retention. Restricted stock units are forfeited upon termination of employment with us if the restrictions set forth in the award agreements are not satisfied. Time-based RSUs granted to our executive officers vest on the anniversary of grant ratably over three years.
For additional discussion regarding the details of the grants made to the NEOs described above, see the “Grants of Plan Based Awards Table,” below.
As noted above, for fiscal year 2023, the Company has revised its incentive compensation program for its executive officers to include performance-based equity awards in the form of PSUs.
Executive Employment Agreements
Other than with Mr. Ravin, the Company maintains no written employment agreements with its executive officers.
Amended and Restated Employment Agreement - Seth A. Ravin
We entered into an amended and restated employment agreement with Mr. Ravin, our CEO, on January 6, 2017. The employment agreement has no specific term and provides for at-will employment. As originally drafted, under the employment agreement, Mr. Ravin was entitled to receive an annual base salary of $300,000, subject to adjustment, and was eligible for annual target bonus equal to the greater of $300,000 or his then-current annual base salary, with 75% of such target bonus, if any, earned and paid on a quarterly basis and 25% of such target bonus earned and paid on an annual basis, in each case, subject to achievement of performance metrics.
On June 3, 2020, the Compensation Committee approved the following market-based adjustments, in a further amendment to Mr. Ravin’s amended and restated employment agreement, as determined with the input of the Compensation Committee’s independent compensation consultant, to Mr. Ravin’s base salary and target annual non-equity incentive compensation, as follows: (i) a $100,000 increase in base salary from $300,000 to $400,000 per year, effective as of June 1, 2020 and (ii) a corresponding increase to his target annual non-equity incentive compensation from $300,000 to $400,000, effective as of June 1, 2020.
The June 3, 2020 amendment to Mr. Ravin’s amended and restated employment agreement also clarifies the equity vesting and severance benefits intended to be provided upon Mr. Ravin’s termination of employment due to death or disability, as described further below.
Effective April 1, 2023, the Compensation Committee approved the following market-based adjustments, in a further amendment to Mr. Ravin’s amended and restated employment agreement, as determined with the input of the Compensation Committee’s independent compensation consultant, to Mr. Ravin’s base salary and target annual non-equity incentive compensation, as follows: (i) a $25,000 increase in base salary from $450,000 to $475,000 per year; and (ii) a corresponding increase to his target annual non-equity incentive compensation from $450,000 to $475,000.
Mr. Ravin is entitled to certain severance and change in control benefits pursuant to his amended and restated employment agreement, the terms of which are described below under “Potential Payments upon Termination or Change of Control.”
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401(k) Retirement Plan
We maintain a tax-qualified 401(k) retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Our 401(k) plan is a “safe harbor” plan under the tax rules, which means that we make a matching contribution to all employees equal to 100% of all elective deferrals that do not exceed 4% of an employee’s compensation. The safe-harbor matching contribution is 100% vested. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all matching contributions are deductible by us when made.
Other Compensation
We provide various employee benefit programs to our executive officers, including medical, vision, dental, life insurance, accidental death & dismemberment, long-term disability, short-term disability, health savings accounts, flexible savings accounts and wellness programs. These benefit programs are generally available to all of our U.S.-based employees. For certain of these benefits, namely medical, vision and dental, we pay a portion of the required premiums and our employees pay the remainder of such premiums.
Compensation-Related Risks
Based on discussions with management regarding the potential risks arising from the Company’s compensation policies and practices, the Compensation Committee believes that (i) our compensation programs do not encourage excessive or inappropriate risk-taking, (ii) our compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse effect on the Company and (iii) the design and mix of our compensation programs appropriately encourage our executive officers and other employees to focus on the creation of long-term stockholder value. The following features of our compensation programs were noted as part of this analysis:
•our compensation programs include a reasonable mix of cash, short-term incentive and equity compensation, with the vesting of equity compensation tied to multi-year time periods;
•the performance goals for our Cash Bonus Program are generally based on a mix of corporate goals and individual performance; and
•we have formal policies in place for equity administration, insider trading, hedging and pledging, and we annually review succession plans for key executives.

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REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Our Compensation Committee is currently comprised of Ms. McCallum (Chair) and Messrs. Capelli and Snyder. Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) required by Item 402(b) of Regulation S-K with executive management. Based on such review and discussion, our Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2022.

By the Compensation Committee of the Board of Directors of Rimini Street, Inc.

Katrinka B. McCallum (Chair)
Steven Capelli
Jay Snyder

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EXECUTIVE COMPENSATION TABLES
The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, and paid to our Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation		Total
Seth A. Ravin, President, Chief Executive Officer and Chairman of the Board	2022	$437,500	$—		$—	$—	$258,188	$501,479	(6)	$1,197,167
	2021	400,000	—		571,000	125,870	255,000	299,408		1,651,278
	2020	358,333	—		1,034,997	256,394	326,018	69,813		2,045,555

Michael L. Perica, Executive Vice President and Chief Financial Officer(4)	2022	$356,250	$50,000	(5)	$233,000	$31,335	$188,409	$15,362	(7)	$874,356
	2021	311,250	300,000		689,600	234,111	167,125	3,090		1,705,176
	2020	75,000	—		322,000	61,620	49,980	205		508,805

Kevin Maddock, Executive Vice President and Chief Recurring Revenue Officer	2022	$306,250	$—		$255,600	$20,890	$265,625	$15,952	(7)	$864,317

Nancy Lyskawa, Executive Vice President & Chief Client Officer	2022	$337,500	$—		$221,000	$20,890	$179,978	$14,653	(7)	$774,021

Steven Salaets, Executive Vice President & Chief Information Officer	2022	$337,500	$—		$163,100	$15,668	$168,477	$15,697	(7)	$700,442
 _____________________________
(1)The aggregate grant date fair value for awards of RSUs was computed in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation, of the Financial Accounting Standards Board (“FASB”). A discussion of all assumptions made in the valuation of the awards is in Note 8, Stock-Based Compensation and Warrants, to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K filed with the SEC on March 1, 2023. For purposes of this table, the entire fair value of awards are reflected in the year of grant, without regards to estimated forfeitures, whereas under FASB ASC 718, the fair value of awards is recognized in our consolidated financial statements over the vesting period.
(2)The aggregate grant date fair value for stock option awards was computed in accordance with FASB ASC 718. A discussion of all assumptions made in the valuation of the awards is in Note 8, Stock-Based Compensation and Warrants, to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K filed with the SEC on March 1, 2023. For purposes of this table, the entire fair value of awards are reflected in the year of grant, without regards to estimated forfeitures, whereas under FASB ASC 718, the fair value of awards is recognized in our consolidated financial statements over the vesting period.
(3)Represents amounts earned as discussed above under “2022 Annual Incentive (Cash Bonus) Compensation.”
(4)Mr. Perica commenced employment with the Company in October 2020.
(5)This amount consists of two cash bonus payments of $25,000 each during fiscal 2022 representing the final two quarterly installments of a total $100,000 discretionary merit-based cash bonus awarded to Mr. Perica in August 2021 in recognition of his contributions in negotiating and completing our 2021 Credit Facility. The bonus was payable in four equal quarterly installments beginning September 31, 2021, provided that Mr. Perica remains employed by the Company through the applicable payment date.
(6)For 2022, All Other Compensation for Mr. Ravin is primarily comprised of travel expenses of $404,068, certain healthcare-related expenses incurred on business trips of $16,275 and related transport expenses of $24,213, as well as rental payments of $45,292 for an apartment near our California Operations Center in Pleasanton, California, as Mr. Ravin maintains his primary residence near our corporate headquarters in Las Vegas, Nevada.
From time to time, our company uses charter aircraft through third-party service providers for business travel by our senior executives. For each trip, the aircraft is chartered based on flight hours regardless of the passenger load. The corporate charter aircraft expenses attributable to Mr. Ravin as All Other Compensation in 2022 consist of the
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difference between (a) his allocable percentage of the total flight cost~~s~~ for each charter aircraft flight taken by him in 2022 (based on the number of persons travelling) and (b) the estimated cost of a first-class commercial airline ticket for one traveler for each trip.
(7)For 2022, All Other Compensation for Mr. Perica, Mr. Maddock, Ms. Lyskawa and Mr. Salaets is primarily comprised of a 401(k) plan contributions.
2022 Grants of Plan-Based Awards)(1)

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Seth A. Ravin(4)		—	$437,500	—	—	—	—	$—

Michael L. Perica		—	$235,012	—	—	—	—	$—
	2/3/2022	—	—	—	50,000	—	—	$233,000
	2/3/2022	—	—	—	—	15,000	$4.66	$31,335

Kevin Maddock		—	$306,250	—	—	—	—	$—
	2/3/2022	—	—	—	40,000	—	—	$186,400
	8/2/2022	—	—	—	10,000	—	—	$69,200
	2/3/2022	—	—	—	—	10,000	$4.66	$20,890

Nancy Lyskawa		—	$225,011	—	—	—	—	$—
	2/3/2022	—	—	—	40,000	—	—	$186,400
	8/2/2022	—	—	—	5,000	—	—	$34,600
	2/3/2022	—	—	—	—	10,000	$4.66	$20,890

Steven Salaets		—	$225,011	—	—	—	—	$—
	2/3/2022	—	—	—	35,000	—	—	$163,100
	2/3/2022	—	—	—	—	7,500	$4.66	$15,668
 _____________________________
(1)    In fiscal 2022, the Company did not grant any equity awards with performance-based conditions under the terms of an Equity Incentive Plan, as such term is defined under Item 402(a)(6)(iii) of Regulation S-K.
(2)    Amounts shown are the target annual cash bonus opportunities under the Company’s Cash Bonus Program for each NEO. The actual bonuses awarded to the NEOs for the 2022 fiscal year are reported in the Summary Compensation Table, above, under the column “Non-Equity Incentive Plan Compensation.” The Company does not establish fixed threshold or maximum bonus amounts under its Cash Bonus Program. For additional information, refer to “Compensation Discussion and Analysis — Key Elements of our Executive Compensation Program and 2022 NEO Compensation.”
(3)    The values included in this column represent the grant date fair value for restricted stock and option awards. A discussion of all assumptions made in the valuation of the awards is in Note 8, Stock-Based Compensation and Warrants, to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K filed with the SEC on March 1, 2023. For purposes of this table, the entire fair value of awards are reflected in the year of grant, without regards to estimated forfeitures, whereas under FASB ASC 718, the fair value of awards is recognized in our consolidated financial statements over the vesting period. These amounts do not correspond to the actual value, if any, that the NEOs will recognize from these awards. The NEOs will only realize compensation from these awards to the extent the associated vesting requirements are met.
(4)    Mr. Ravin did not receive any equity awards in fiscal 2022.
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Outstanding Equity Awards at Fiscal Year End 2022

	Option Awards(1)
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
Seth A. Ravin	287,295	—		$4.68	1/21/2025
	34,881	—		9.46	2/6/2023
	65,119	—		8.60	2/6/2023
	99,550	49,777	(2)	4.46	6/3/2030
	16,666	33,334	(3)	5.71	12/13/2026

Michael L. Perica	33,332	16,668	(4)	$3.22	10/1/2030
	16,666	33,334	(5)	7.52	2/23/2031
	4,999	10,001	(6)	8.59	8/3/2031
	4,166	8,334	(7)	5.71	12/13/2031
	—	15,000	(8)	4.66	2/3/2032

Kevin Maddock	15,960	—		$4.85	10/14/2024
	47,882	—		7.52	6/29/2027
	25,000	—		8.60	2/6/2028
	—	10,000	(9)	4.66	2/3/2032

Nancy Lyskawa	11,970	—		$4.59	10/7/2023
	47,882	—		4.85	10/14/2024
	47,882	—		7.52	6/29/2027
	25,000	—		8.60	2/6/2028
	—	10,000	(10)	4.66	2/3/2032

Steven Salaets	11,970	—		$4.59	10/7/2023
	23,941	—		4.68	1/21/2025
	23,941	—		5.64	4/22/2026
	15,561	—		7.52	6/29/2027
	50,000	—		5.91	2/13/2029
	—	7,500	(11)	4.66	2/3/2032
_____________________________
(1)All stock option awards have been granted under equity incentive plans approved by our stockholders.
(2)The remaining unexercisable portion of Mr. Ravin’s stock option award for a total 149,327 shares of common stock will vest on June 3, 2023, subject to his continued status as a “Service Provider” (as such term is defined in our 2013 Plan, to include service as an employee, director or consultant) to the Company on the applicable vesting date.
(3)The remaining unexercisable portion of Mr. Ravin’s stock option award for a total 50,000 shares of common stock will vest ratably on December 13, 2023 and 2024, respectively, subject to his continued status as a Service Provider to the Company on the applicable vesting date.
(4)The remaining unexercisable portion of Mr. Perica’s stock option award for a total 50,000 shares of common stock will vest on October 1, 2023, subject to his continued status as a Service Provider to the Company on the applicable vesting date.
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(5)Half of the unexercisable portion of Mr. Perica’s stock option award for a total 50,000 shares of common stock vested on February 3, 2023. The remaining unexercisable portion of Mr. Perica’s stock option award will vest on February 23, 2024, subject to his continued status as a Service Provider to the Company on the applicable vesting date.
(6)The remaining unexercisable portion of Mr. Perica’s stock option award for a total 15,000 shares of common stock will vest ratably on August 3, 2023 and 2024, respectively, subject to his continued status as a Service Provider to the Company on the applicable vesting date.
(7)The remaining unexercisable portion of Mr. Perica’s stock option award for a total 12,500 shares of common stock will vest ratably on December 13, 2023 and 2024, respectively, subject to his continued status as a Service Provider to the Company on the applicable vesting date.
(8)One-third of the unexercisable portion of Mr. Perica’s stock option award for a total 15,000 shares of common stock will vest on February 3, 2023. The remaining two-thirds will vest ratably on February 3, 2024 and 2025, respectively, subject to his continued status as a Service Provider to the Company on the applicable vesting date.
(9)One-third of the unexercisable portion of Mr. Maddock’s stock option award for a total 10,000 shares of common stock will vest on February 3, 2023. The remaining two-thirds will vest ratably on February 3, 2024 and 2025, respectively, subject to his continued status as a Service Provider to the Company on the applicable vesting date.
(10)One-third of the unexercisable portion of Ms. Lyskawa’s stock option award for a total 10,000 shares of common stock will vest on February 3, 2023. The remaining two-thirds will vest ratably on February 3, 2024 and 2025, respectively, subject to her continued status as a Service Provider to the Company on the applicable vesting date.
(11)One-third of the unexercisable portion of Mr. Salaets’s stock option award for a total 7,500 shares of common stock will vest on February 3, 2023. The remaining two-thirds will vest ratably on February 3, 2024 and 2025, respectively, subject to his continued status as a Service Provider to the Company on the applicable vesting date.
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	Restricted Stock Unit (“RSU”) Awards(1)
Name	Number of RSUs that Have Not Vested (#)		Market Value of RSUs that Have Not Vested ($)(2)
Seth A. Ravin	77,356	(3)	$294,726
	66,667	(4)	254,001

Michael L. Perica	33,334	(5)	$127,003
	16,667	(6)	63,501
	16,667	(7)	63,501
	10,001	(8)	38,104
	16,667	(9)	63,501
	50,000	10	190,500

Kevin Maddock	16,668	(11)	$63,505
	16,667	(12)	63,501
	40,000	(13)	152,400
	10,000	(14)	38,100

Nancy Lyskawa	16,668	(15)	$63,505
	16,667	(16)	63,501
	40,000	(17)	152,400
	5,000	(18)	19,050

Steven Salaets	33,334	(19)	$127,003
	16,667	(20)	63,501
	35,000	(21)	133,350

_____________________________
(1)All RSU awards have been granted under equity incentive plans approved by our stockholders.
(2)Based on the closing price of the Company’s common stock on the Nasdaq Global Market on December 31, 2022 of $3.81.
(3)Mr. Ravin was awarded 232,062 RSUs in June 2020, of which 77,353 vested on each of June 3, 2022 and 2021. The remaining 77,356 RSUs will vest on June 3, 2023, subject to his continued status as a Service Provider to the Company on the applicable vesting date.
(4)Mr. Ravin was awarded 100,000 RSUs in December 2021, of which 33,333 vested on December 13, 2022. The remaining 66,667 RSUs will vest ratably on December 13, 2023, and 2024, respectively, subject to his continued status as a Service Provider to the Company on the applicable vesting date.
(5)Mr. Perica was awarded 100,000 RSUs in October 2020, of which 33,333 vested on each of October 1, 2022 and 2021. The remaining 33,334 RSUs will vest on October 1, 2023, subject to his continued status as a Service Provider to the Company on the applicable vesting date.
(6)Mr. Perica was awarded 25,000 RSUs in February 2021, of which 8,333 vested on each of February 23, 2023 and 2022. The remaining 8,334 RSUs will vest on February 23, 2024, subject to his continued status as a Service Provider to the Company on the applicable vesting date.
(7)Mr. Perica was awarded 25,000 RSUs in April 2021, of which 8,333 vested on each of April 6, 2023 and 2022. The remaining 8,334 RSUs will vest on April 6, 2024,subject to his continued status as a Service Provider to the Company on the applicable vesting date.
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(8)Mr. Perica was awarded 15,000 RSUs in August 2021, of which 4,999 vested on August 2, 2022. The remaining RSUs will vest ratably on August 3, 2023 and 2024, respectively, subject to his continued status as a Service Provider to the Company on the applicable vesting date.
(9)Mr. Perica was awarded 25,000 RSUs in December 2021, of which 8,333 vested on December 13, 2022. The remaining RSUs will vest ratably on December 13, 2023 and 2024, respectively, subject to his continued status as a Service Provider to the Company on the applicable vesting date.
(10)Mr. Perica was awarded 50,000 RSUs in February 2022, of which 16,666 vested on February 23, 2023. The remaining RSUs will vest ratably on February 23, 2024 and 2025, respectively, subject to his continued status as a Service Provider to the Company on the applicable vesting date.
(11)Mr. Maddock was awarded 50,000 RSUs in August 2020, of which 16,666 vested on each of August 4, 2022 and 2021. The remaining 16,668 RSUs will vest on August 4, 2023, respectively, subject to his continued status as a Service Provider to the Company on the applicable vesting date.
(12)Mr. Maddock was awarded 25,000 RSUs in February 2021, of which 8,333 vested on each of February 23, 2023 and 2022. The remaining 8,334 RSUs will vest on February 23, 2024, subject to his continued status as a Service Provider to the Company on the applicable vesting date.
(13)Mr. Maddock was awarded 40,000 RSUs in February 2022, of which 13,333 vested on February 23, 2023. The remaining RSUs will vest ratably on February 23, 2024 and 2025, respectively, subject to his continued status as a Service Provider to the Company on the applicable vesting date.
(14)Mr. Maddock was awarded 10,000 RSUs in August 2022, which RSUs will vest ratably on August 2, 2023, 2024 and 2025, respectively, subject to his continued status as a Service Provider to the Company on the applicable vesting date.
(15)Ms. Lyskawa was awarded 50,000 RSUs in August 2020, of which 16,666 vested on each of August 4, 2022 and 2021. The remaining 16,668 RSUs will vest on August 4, 2023, subject to her continued status as a Service Provider to the Company on the applicable vesting date.
(16)Ms. Lyskawa was awarded 25,000 RSUs in February 2021, of which 8,333 vested on each of February 23, 2023 and 2022. The remaining 8,334 RSUs will vest on February 23, 2024, subject to her continued status as a Service Provider to the Company on the applicable vesting date.
(17)Ms. Lyskawa was awarded 40,000 RSUs in February 2022, of which 13,333 vested on February 23, 2023. The remaining RSUs will vest ratably on February 23, 2024 and 2025, respectively, subject to her continued status as a Service Provider to the Company on the applicable vesting date.
(18)Ms. Lyskawa was awarded 5,000 RSUs in August 2022, which RSUs will vest ratably on August 2, 2023, 2024 and 2025, respectively, subject to her continued status as a Service Provider to the Company on the applicable vesting date.
(19)Mr. Salaets was awarded 100,000 RSUs in August 2020, of which 33,333 vested on each of August 4, 2022 and 2021. The remaining 33,334 RSUs will vest on August 4, 2023, subject to his continued status as a Service Provider to the Company on the applicable vesting date.
(20)Mr. Salaets was awarded 25,000 RSUs in February 2021, of which 8,333 vested on each of February 23, 2023 and 2022. The remaining 8,334 RSUs will vest on February 23, 2024, subject to his continued status as a Service Provider to the Company on the applicable vesting date.
(21)Mr. Salaets was awarded 35,000 RSUs in February 2022, of which 11,666 vested on February 23, 2023. The remaining RSUs will vest ratably on February 23, 2024 and 2025, respectively, subject to his continued status as a Service Provider to the Company on the applicable vesting date.
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Options Exercised and Stock Vested
The following table sets forth the value realized upon vesting of share awards and option exercises for each NEO for the year ended December 31, 2022.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Seth A. Ravin	—	$—	119,020	$706,682
Michael L. Perica	—	—	63,331	323,003
Kevin Maddock	—	—	50,001	287,173
Nancy Lyskawa	11,970	42,760	50,001	287,173
Steven Salaets	32,918	82,814	66,668	392,175
_____________________________
(1)Amount represents the excess of the fair market value of the shares of the Company’s common stock at the time of the exercise over the exercise price of the stock options multiplied by the number of shares exercised.
(2)Amount is determined based on the closing price of the Company’s common stock on the Nasdaq Global Market on the vesting date multiplied by the number of shares vested.
Potential Payments upon Termination or Change of Control
The tables appearing further below show the estimated potential payments to each NEO in connection with a termination of their employment upon specified events or upon a change in control. The amounts reflected assume that the termination or change in control was effective December 31, 2022, and as such include amounts earned through such time and are estimates of the amounts which would be paid out to such NEO. The actual amounts that would be payable to each NEO can only be determined at the time of an actual termination of employment or change in control and would vary from those listed below. The estimated amounts listed below are in addition to any retirement, welfare and other benefits that are available to our full-time, salaried employees, generally.
Amended and Restated Employment Agreement — Seth A. Ravin
As of the date of this Proxy Statement, the only Company executive officer with contractually guaranteed potential payments upon termination or change in control (other than potential payments pursuant to our 2013 Plan, as discussed below) is our CEO, Mr. Ravin. These benefits are provided under the terms of Mr. Ravin’s amended and restated employment agreement, as discussed above in the “Compensation Discussion and Analysis” section of this Proxy Statement.
If Mr. Ravin’s employment is terminated either by us other than for “cause” (as defined below), or due to death, or disability or by him for “good reason” (as defined below), then, in each case, he receives: (i) 100% acceleration of all outstanding unvested equity awards issued under any equity incentive plan approved by the Board; (ii) continued payments of his then-current annual base salary and target bonus for 24 months; and (iii) COBRA reimbursements for him and his covered dependents for up to 24 months.
If Mr. Ravin’s employment is terminated within 24 months following a “change of control” (as defined below) either by us other than for “cause” or by him for “good reason,” then, in each case, he receives: (i) 100% acceleration of all outstanding unvested equity awards issued under any equity incentive plan approved by the Board; (ii) a lump sum payment of two times his then-current annual base salary and annual target bonus; and (iii) COBRA premiums for him and his covered dependents for up to 24 months.
Severance benefits in all cases are subject to Mr. Ravin executing and not revoking a release of claims and to his resignation from all of his employment with us. Mr. Ravin is also subject to restrictive covenants during a two year period following termination of employment.
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For purposes of the employment agreement with Mr. Ravin, “cause” means generally:
•his failure to perform the duties and responsibilities of his position after he has been provided a written demand for performance from the Board and a cure period of 30 days;
•any act of gross negligence or willful misconduct taken by him in connection with his employment, and in the case of gross negligence, such act had a material adverse effect on our business or reputation;
•any act of dishonesty or moral turpitude constituting fraud or embezzlement or otherwise adversely affecting our business or reputation;
•his conviction of, or plea of nolo contendere to, a felony (other than minor traffic-related offenses);
•his indictment or conviction for a criminal violation of state or federal securities law; or
•any breach by him of any covenants set forth in the employment agreement which is not cured within 15 days of receipt of a written notice of breach.
For purposes of the employment agreement with Mr. Ravin, “good reason” means generally a resignation within 90 days following the expiration of the cure period (described below) following the occurrence of any of the following events without his express written consent:
•a material reduction of his duties, authority or responsibilities;
•a material reduction in his base compensation other than pursuant to a reduction that also is applied to substantially all of our other executives;
•a material change in the geographic location at which he must perform services (in other words, a change in geographic location of more than 50 miles); or
•any material breach by us of the employment agreement.
Mr. Ravin must provide us with notice of the facts constituting the grounds for “good reason” within 90 days of the event he believes constitutes “good reason” and allow for a reasonable cure period of not less than 30 days.
    For purposes of the employment agreement with Mr. Ravin, “change of control” means generally:
•a change in our ownership, which is deemed to occur on the date that any one person, or more than one person acting as a group, acquires ownership of our stock that, together with the stock held by such person, constitutes more than 50% of our total voting power, except for a financing transaction approved by our Board;
•a change in our effective control, which is deemed to occur on the date that a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election was not endorsed by a majority of the members of the Board prior to the date of appointment or election; or
•a change in the ownership of a substantial portion of our assets, which is deemed to occur on the date that any person, or more than one person acting as a group, acquires assets from us that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions.
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Potential Payments Upon Termination or Change of Control — Seth A. Ravin	Baseline Cash Severance(1)	Payment of Accrued Bonus(1)	Company Paid Healthcare Premiums(2)	Accelerated Vesting of Equity Awards(3)	Total ($)
Death/Disability	$900,000	$900,000	$29,654	$548,727	$2,378,381
Involuntary Termination without “Cause” or Resignation for Good Reason	$900,000	$900,000	$29,654	$548,727	$2,378,381
Involuntary Termination without “Cause” or Resignation for “Good Reason” within 24 Months Following a “Change of Control”	$900,000	$900,000	$29,654	$548,727	$2,378,381
_____________________________
(1)    These estimates of cash severance payments payable to Mr. Ravin include: (i) for death/disability or involuntary termination without “Cause,” continuous payments of his then-current base salary and target bonus for 24 months and (ii) for involuntary termination without “Cause” within 24 months following a “Change of Control,” a lump sum payment of two times his annual salary and target bonus.
(2)    Consists of COBRA reimbursements for Mr. Ravin and his covered dependents (as applicable) for up to 24 months.
(3)    Represents the aggregate intrinsic value of the unvested stock options or the value of the unvested RSUs that would vest in connection with a termination as of December 31, 2022, based on the closing price of the Company’s common stock on the Nasdaq Global Market on December 31, 2022 of $3.81. The amount does not include any unvested stock options held by Mr. Ravin because all of such options were underwater as of December 31, 2022 (exercise price per share was greater than $3.81).
2013 Plan — Accelerated Vesting Provisions upon a Change of Control
Under the terms of our 2013 Plan, if a successor entity refuses to assume or replace any outstanding equity awards (including outstanding equity awards to our executive officers) at the time of a change of control of the Company, all such outstanding awards would become fully vested as of immediately prior to the closing of the change of control, regardless of whether the holder experiences a termination of employment. With respect to awards with performance-based vesting conditions, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
Pursuant to the terms of the 2013 Plan, assuming that a change of control event took place on December 31, 2022 and the successor entity refused to assume or replace the then-unvested outstanding equity awards previously issued under the 2013 Plan (a “Qualifying Change of Control Event”), the value of the awards that would have fully vested for each NEO as of immediately prior to the closing of such Qualifying Change of Control Event is as follows:

Name	Accelerated Vesting of Equity Awards(1)
Seth A. Ravin	$548,727
Michael L. Perica	555,944
Kevin Maddock	317,506
Nancy Lyskawa	298,456
Steven Salaets	323,854
_____________________________
(1)     Represents the aggregate intrinsic value of the unvested stock options or the value of the unvested RSUs that would vest in connection with a Qualifying Change of Control Event based on the closing price of the Company’s common stock on the Nasdaq Global Market on December 31, 2022 of $3.81. The amount does not include any unvested stock options held because the majority of such options were underwater as of December 31, 2022 (exercise price per
Rimini Street, Inc. | 44

share was greater than $3.81), with the exception of Mr. Perica who had unvested options of 16,668 awards that were in the money as of December 31, 2022.
2023 Long-Term Incentive Plan — Accelerated Vesting Provisions upon a Change in Control
Under the 2023 LTI Plan, to the extent that Mr. Ravin’s employment agreement provides for accelerated vesting of the PSUs upon his cessation of service to the Company, the number of PSUs that vest shall be (i) the Target PSUs, if cessation of service occurs prior to the end of the Performance Period, and (ii) the Earned PSUs, if cessation of service occurs at or after the end of the Performance Period.
The PSUs awarded to the Company’s other executive officers, including the NEOs, provide for accelerated vesting if the awardee is terminated without “cause” or resigns for “good reason” within 24 months following a “change of control” of the Company, with the definitions of “cause,” “good reason,” and “change of control,” generally mirroring how such terms are defined in Mr. Ravin’s amended and restated employment agreement, as described above. As with Mr. Ravin, if such events occur prior to the end of the Performance Period, the number of PSUs that vest shall be the Target PSUs, and if such events occur at or after the end of the Performance Period, the number of PSUs that vest shall be the Earned PSUs.
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Securities Authorized for Issuance Under Equity Compensation Plans
    Presented below is information about each of our Equity Incentive Plans as of December 31, 2022:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity Compensation Plans Approved by Stockholders
2007 Stock Plan	376,828	(1)	$4.08	—
2013 Equity Incentive Plan	8,626,196	(2)	6.29	7,543,587	(3)
2018 Employee Stock Purchase Plan	—		—	5,000,000	(4)
Equity Compensation Plans Not Approved by Stockholders	—		—	—
Total	9,003,024		$6.00	12,543,587
_____________________________
(1)The 2007 Stock Plan (the “2007 Plan”) reserved up to approximately 14,254,000 shares of common stock for the grant of stock options and stock purchase rights to our employees and directors. The 2007 Plan was terminated in November 2013, however, the terms of the 2007 Plan continue to govern any outstanding awards thereunder. Grants under the 2007 Plan consist solely of stock options. As of December 31, 2022, the Company had 0.4 million stock options outstanding under the 2007 Plan.
(2)In October 2013, we established the 2013 Plan, which provides for grants of stock options, stock appreciation rights, restricted stock, RSUs, performance units and performance shares. The authorized shares of common stock under the 2013 Plan are increased for outstanding options under the 2007 Plan that are subsequently forfeited or expire unexercised. Accordingly, options that expire or are forfeited under the 2007 Plan become available for re-grant under the 2013 Plan. Through December 31, 2022, grants under the 2013 Plan consist solely of stock options and RSUs. The 2013 Plan will expire in July 2027. As of December 31, 2022, the Company had 6.6 million stock options outstanding and 2.0 million RSUs outstanding under the 2013 Plan.
(3)On the first day of each fiscal year beginning in 2018, the 2013 Plan provides that the number of authorized shares available for issuance will increase in an amount equal to the lesser of: (i) approximately 4.8 million shares; (ii) 4% of the outstanding shares of all classes of our common stock as of the last day of the immediately preceding fiscal year; or (iii) such other amount as the Board may determine. On February 23, 2023, the Board approved an increase in the authorized shares for 3,540,666 shares, which is excluded from this amount.
(4)In June 2018, our stockholders approved the Rimini Street, Inc. 2018 Employee Stock Purchase Plan (the “ESPP”). The ESPP provides for the purchase by employees of up to an aggregate of 5,000,000 shares of common stock. The purchase price per share at which shares are sold in an offering period under the ESPP will be equal to the lesser of 85% of the fair market value of the shares (i) on the first trading day of the offering period, or (ii) on the purchase date (i.e., the last trading day of the offering period). Offering periods will consist of two six-month periods generally commencing twice each calendar year. The purpose of the ESPP is to provide an opportunity for eligible employees to purchase shares of our common stock at a discount through voluntary contributions from such employees’ eligible pay, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such employees and our stockholders. Through December 31, 2022, no offering period under the ESPP had commenced and no shares of common stock have been issued under the ESPP.
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CEO Pay Ratio
In accordance with SEC rules, we are providing the following information about the ratio of the total annual compensation of Seth A. Ravin, our President and Chief Executive Officer (CEO) to the total annual compensation of our median compensated employee of all of our employees, excluding Mr. Ravin (“Median Employee”).
For the year ending December 31, 2022:
•the annual total compensation of our Median Employee was $114,938, and
•the annual total compensation of our CEO, as reported in the Summary Compensation Table, above, was $1,197,167.
As a result, the ratio of the annual total compensation of our CEO to our Median Employee was 10:1.
Methodology:
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our Median Employee and our CEO, we took the following steps:
•We selected December 31, 2022, the last day of our 2022 fiscal year, as the determination date for purposes of identifying our Median Employee.
•As of December 31, 2022, our global workforce used for determining the pay ratio included 720 employees in the U.S. and 1,200 internationally.
•Contractors and other non-employees were not included in our employee population, and we did not rely on the de minimus exception to exclude any non-U.S. employees from our population.
•To identify the Median Employee from our employee population, we utilized a consistently applied compensation measure consisting of annual base pay, annual target cash incentive opportunity (bonuses, commissions, etc.), and the grant date fair value of equity awards granted during 2022.
•We converted amounts paid to non-U.S. employees in foreign currencies to U.S. dollars using foreign exchange rates in effect as of December 31, 2022, and we did not make any cost-of-living adjustments.
•Based on the methodology described above, and given the even number of employees in our population, we had two Median Employees from which we picked the employee with the lower total annual compensation to compute the pay ratio.
•Once the identity of our Median Employee was determined for 2022, we then calculated that employee’s annual total compensation in the same manner as our CEO and in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
Because SEC rules for identifying the median compensated employee allow companies to use different methodologies, exclusions, estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor our management used our CEO Pay Ratio in making compensation decisions.
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Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of the Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (referred to herein as “CAP”) and certain financial performance measures of the Company. For further information concerning the Company’s executive compensation policies and decisions, please see the “Compensation Discussion and Analysis” section of this Proxy Statement.
Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Summary Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss)(6)	Adjusted EBITDA(7)
					Total Shareholder Return(4)	Peer Group Shareholder Return(5)

							(in thousands)
2022	$1,197,167	$779,187	$803,284	$580,903	$63.82	$86.70	$(2,480)	$52,278

2021	$1,651,278	$2,368,725	$1,415,372	$1,948,099	$134.76	$120.62	$75,219	$55,807

2020	$2,045,555	$2,056,560	$1,756,203	$1,728,326	$114.17	$114.29	$11,586	$42,622
_____________________________
(1)The dollar amounts reported in this column are the amounts of total compensation reported for our Principal Executive Officer (“PEO”), Seth A. Ravin, who serves as our President and Chief Executive Officer, for each corresponding year in the “Total” column of the Summary Compensation Table (“SCT”). For additional information, please refer to the section of this Proxy Statement titled “Summary Compensation Table.”
(2)The dollar amounts reported in this column represent the amount of “Compensation Actually Paid” (or CAP) to the PEO and to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO or the Non-PEO NEOs during the applicable year. “Compensation Actually Paid” to the PEO and the average “Compensation Actually Paid” to the Non-PEO NEOs reflect the following adjustments from Total Compensation reported in the SCT:

	2022		2021		2020
	PEO	Average of Non-PEO NEOs	PEO	Average of Non-PEO NEOs	PEO	Average of Non-PEO NEOs
Summary Compensation Table Total	$1,197,167	$803,284	$1,651,278	$1,415,372	$2,045,555	$1,756,203
Adjustment for year-end value of awards granted in fiscal year that are unvested and outstanding	—	(49,952)	35,920	(96,147)	(9,844)	(55,460)
Adjustment for the change in fair value of the prior years' awards that vested during the year	(3,551)	(40,379)	286,508	298,518	3,933	13,833
Adjustment for prior year awards that failed to vest this during fiscal year	—	—	—	—	—	—
Adjustment for the change in fair value of the prior years' awards that are outstanding and unvested	(414,429)	(132,050)	395,019	330,356	16,916	13,750
Total Compensation Actually Paid	$779,187	$580,903	$2,368,725	$1,948,099	$2,056,560	$1,728,326
(3)The dollar amounts reported in this column represent the average of the amounts of total compensation reported for the Company’s named executive officers as a group (excluding our PEO) (Non-PEO NEOs) for each corresponding year in the “Total” column of the SCT in each applicable year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Michael L. Perica, Kevin Maddock, Nancy Lyskawa and Steven Salaets, (ii) for 2021, Michael L. Perica and Gerard Brossard, and (iii) for 2020, Gerard Brossard and David Rowe. Note, that in compliance with the reporting requirements applicable to “Smaller Reporting Companies” under SEC rulemaking, in each of 2021 and 2020, we only had three NEOs (including Seth Ravin, who was our then-current PEO).
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(4)For the relevant fiscal year, represents an initial $100 investment, measured on a cumulative basis from the market close on December 31, 2019 through and including the end of the fiscal year for which TSR is being presented in the table.
(5)The Company’s peer group consists of the Dow Jones U.S. Computer Services Index and is set forth in Part II, Item 5 of the Form 10-K for the fiscal year ended December 31, 2022. TSR represents an initial $100 investment, measured on a cumulative basis from the market close on December 31, 2019, through and including the end of the fiscal year for which TSR is being presented in the table.
(6)The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(7)Refer to Appendix A for additional information, including applicable definitions and reconciliations of Adjusted EBITDA to financial measures derived in accordance with Unites States generally accepted accounting principles (“GAAP”).
Relationship Between Compensation Actually Paid and Performance Measures
The following charts detail the relationship of our TSR relative to our peer group as well as the relationship between “compensation actually paid” to our PEO and Non-PEO NEOs and our (1) cumulative TSR and cumulative TSR of our peer group; (ii) net income; and (iii) adjusted EBITDA. All dollar amounts are in thousands, except per share and TSR amounts:

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In summary, the Company’s compensation actually paid (CAP) fluctuates largely with its performance in TSR. This is primarily a result of the equity-based portion of the individual NEO’s compensation being dependent upon share price, as the Company uses the Black-Scholes model valuation method for valuing its option awards and the fair market value (or the closing sales price of a share of the Company’s common stock on the Nasdaq Global Market) on the date of grant to value its RSU awards. Given that share price is a significant input of the model, we would expect CAP to vary with changes in share price. Over the three year period from 2020 to 2022, our TSR was trending in a similar manner as the TSR for our Peer Group. The Company’s TSR outperformed our peers in 2020 and 2021, but our 2022 TSR performance lagged that of our peers, which contributed to a decrease in “Compensation Actually Paid” to our PEO and non-PEO NEOs in 2022.
List of Most Important Financial Measures
The following table lists the three financial performance measures that we believe represent the most important financial performance measures we use to link CAP for our NEOs for fiscal year 2022 to our performance. The financial performance measures are not ranked in order of importance. For information regarding how each of these performance measures are used in our executive compensation programs, see the “Compensation Discussion and Analysis” section, above.

Adjusted EBITDA
Total Client Invoicing
Aggregate Expenses

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PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Background
Section 14A of the Exchange Act requires the Company to seek a non-binding, advisory vote (“Say on Pay” vote) from its stockholders to approve the compensation of its Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the related narrative disclosure in this Proxy Statement.
This vote is advisory only, which means that the vote on executive compensation is not binding on the Company, the Board, or the Compensation Committee. However, both the Board and the Compensation Committee will consider and evaluate the results of the vote, together with feedback from stockholders. To the extent there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
The vote on this Proposal 2 is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this Proxy Statement, including the “Compensation Discussion and Analysis” section. As discussed in those disclosures, our Board believes that its compensation philosophy and decisions support our key business objectives of creating value for, and promoting the interests of, our stockholders.
Proposal
The Company is presenting this Proposal 2, which gives you, as a stockholder, the opportunity to express your view on the compensation of our Named Executive Officers by voting FOR or AGAINST the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and other narrative executive compensation disclosures contained in the Company’s 2023 Proxy Statement, is hereby APPROVED.”
Board of Directors Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.
Vote Required
Approval of this Proposal 2 requires the affirmative vote of a majority of the voting power of the shares represented at the Annual Meeting and entitled to vote.
Even though the results of the Say on Pay vote will not be binding on the Company, the Board or the Compensation Committee and will not create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company, the Board or the Compensation Committee, the Board and the Compensation Committee will take into account the outcome of the Say on Pay vote when considering future executive compensation decisions.
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DIRECTOR COMPENSATION
We generally use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on the Board. Additionally, our directors are reimbursed for reasonable travel expenses incurred in attending meetings. In setting director compensation, we consider the significant amount of time that directors expend fulfilling their duties to us as well as the skill level required of such directors. For the year ended December 31, 2022, non-employee director compensation was paid through cash compensation and the issuance of RSUs as discussed in the table below.
Effective January 1, 2021, the Company’s cash and equity compensation program for its non-employee directors includes cash compensation for Board service, committee service, service as Lead Independent Director, and service as a Board committee chair, and provides for automatic annual grants of RSUs as set forth in the Company’s Non-Employee Director Compensation Policy, a copy of which is filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

	Director Fees Paid in Cash					Stock Awards(11)	Option Awards(12)	Total Compensation
Director Name(1)	Director		Committee(s)		Total
Jack L. Acosta	$48,332	(2)(3)	$20,000	(5)	$68,332	$—	$—	$68,332
Steven Capelli	40,000	(2)	27,500	(6)	67,500	—	—	67,500
Katrinka McCallum	40,000	(2)	16,247	(7)	56,247	—	—	56,247
Robin Murray	40,000	(2)	5,000	(8)	45,000	—	—	45,000
Jay Snyder	40,000	(2)	12,500	(9)	52,500	—	—	52,500
Margaret (Peggy) Taylor	35,178	(4)	14,658	(10)	49,836	—	—	49,836
_____________________________
(1)During 2022, Seth A. Ravin was an executive officer who also served as a member of the Board. Mr. Ravin has been omitted from this table since he received compensation for his service as an executive officer but did not receive additional compensation for serving as a director of the Company. Mr. Ravin’s compensation is described above in the Summary Compensation Table, above.
(2)Each of our non-employee directors who served for the entire 2022 calendar year received an annual retainer of $40,000 for service in 2022. Board members who serve on committees/as committee chairpersons receive additional compensation shown in the “Committee(s)” column. All Board and committee retainers are payable in cash on a quarterly basis.
(3)Mr. Acosta was appointed as Lead Independent Director effective August 3, 2022, resulting in a pro-rated Lead Independent Director Retainer of $8,332 paid for service in 2022 in addition to the $40,000 retainer that all non-employee Board members receive. The Lead Independent Director receives an annual retainer of $20,000 for service for the entire calendar year.
(4)During 2022, Ms. Taylor served a member of the Board and as Lead Independent Director until her retirement effective August 2, 2022, resulting in a pro-rated annual director retainer of $23,452 and a pro-rated Lead Independent Director retainer of $11,726 paid for service in 2022.
(5)Mr. Acosta serves as Chair of the Audit Committee for which an additional annual retainer of $20,000 was paid for service in 2022.
(6)Mr. Capelli serves as Chair of the Nominating Committee and a member of the Audit Committee and the Compensation Committee. The total committee fees for Mr. Capelli represent the additional annual retainers earned by Mr. Capelli for his service as Chair of the Nominating Committee ($10,000), as a member of the Audit Committee ($10,000) and as a member of the Compensation Committee ($7,500) in 2022.
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(7)Ms. McCallum is a member of the Audit Committee and was appointed as Chair of the Compensation Committee effective August 3, 3022. The total committee fees for Ms. McCallum represent the additional annual retainers earned by Ms. McCallum for her service as a member of the Audit Committee ($10,000) as well as a pro rata portion of the additional annual retainer earned by Ms. McCallum for her service as Chair of the Compensation Committee ($6,247) in 2022.
(8)Mr. Murray serves as a member of the Nominating Committee for which an additional annual retainer of $5,000 was paid for service in 2022.
(9)Mr. Snyder serves as a member of the Nominating Committee and the Compensation Committee. The total committee fees for Mr. Snyder represent the additional annual retainers earned by Mr. Snyder for his service on the Nominating Committee ($5,000) and the Compensation Committee ($7,500) in 2022.
(10)Prior to her retirement from the Board effective August 2, 2022, Ms. Taylor served and as Lead Independent Director and earned $11,726 for service in 2022. She also served as a member of the Audit Committee and as Chair of the Compensation Committee. The remaining committee fees for Ms. Taylor represent the combined pro rata portions of the additional annual retainers $14,658 earned by Ms. Taylor for her service as both a member of the Audit Committee and as Chair of the Compensation Committee from January 1, 2022 through August 2, 2022.
(11)The Board’s service period runs from June to June each year. For the June 2022 to June 2023 service period, the annual grant of RSUs occurred on March 28, 2023. As a result, no amounts are included in the above table. Upon her retirement from the Board effective August 2, 2022, Ms Taylor forfeited 100% of the RSUs earned by her for service in 2022.
(12)No Option Awards were granted during 2022 to the non-employee Board members. The aggregate number of Option Awards held by each of the non-employee Board members as of December 31, 2022, was as follows: Mr. Acosta: 256,067, Mr. Capelli: 137,361, Ms. McCallum: no Option Awards, Mr. Murray: 137,361 and Mr. Snyder: no Option Awards.
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PROPOSAL NO. 3 — PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023
Background
The Audit Committee of the Board has appointed KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit our Company’s consolidated financial statements for the fiscal year ending December 31, 2023. The submission of this matter for ratification by stockholders is not legally required; however, the Board believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Audit Committee and the Board on an important issue of corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm as our Company’s external auditor. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm to be our Company’s external auditor at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.
Board of Directors Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares represented at the Annual Meeting and entitled to vote.
KPMG Representative — Attendance at the Annual Meeting
A representative of KPMG is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.
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FEES PAID TO AUDITORS
    KPMG charged the following fees related to our 2022 and 2021 financial statements, all of which were approved by the Audit Committee:

	2022			2021
	Amount		Percent	Amount		Percent
Audit fees	$2,310,765	(1)	99.9%	$2,378,500	(3)	99.9%
All other fees	3,000	(2)	0.1%	2,730	(2)	0.1%
Total	$2,313,765		100.0%	$2,381,230		100.0%
_____________________________
(1)Consists of fees for the quarterly reviews of our financial statements filed with the SEC during 2022 and the audit of our annual financial statements and related expenses for the year ended December 31, 2022, for a total of $2,255,765, as well as fees related to the issuance of consents in 2022 related to registration statements filed with the SEC on Form S-3 and Form S-8 of $55,000.
(2)Consists of fees relating to an annual subscription to KPMG’s Accounting Research Online tool.
(3)Consists of fees for the quarterly reviews of our financial statements filed with the SEC during 2021 and the audit of our annual financial statements and related expenses for the year ended December 31, 2021, for a total of $2,166,000. Additionally, consists of fees incurred in 2021 relating to the impact on the Company of the SEC’s April 2021 “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (SPACs)” of $110,000, as well as fees related to the issuance of consents in 2021 related to registration statements filed with the SEC on Form S-3 and Form S-8 of $102,500.

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Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors; Delegation of Pre-Approval Authority in Specified Instances
All audit and permissible non-audit services provided by the independent auditors are pre-approved by the Audit Committee (or the Chair of the Audit Committee, pursuant to a delegation of authority). These services may include audit services, audit-related services, tax services and other services. To facilitate the pre-approval process, the Audit Committee of the Board has adopted an “Audit and Non-Audit Services Pre-Approval Policy” (the “Pre-Approval Policy”). Under the Pre-Approval Policy, proposed audit and permissible non-audit services may either (i) be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”) or (ii) require the specific pre-approval of the Audit Committee (“specific pre-approval”). The Audit Committee believes that the combination of these two approaches results in an effective and efficient procedure to pre-approve services performed by the independent auditors. As set forth in the Pre-Approval Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee (or the Audit Committee chairperson, to the extent such authority has been delegated by the Audit Committee) if it is to be provided by the independent auditors. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. The Audit Committee has delegated authority to Mr. Acosta, as Chairman of the Audit Committee, to address certain types of requests for specific pre-approval, provided that any such pre-approvals are presented to the full Audit Committee at its next meeting.
The Pre-Approval Policy also identifies a list of non-audit services that the independent auditors are prohibited from providing in accordance with SEC rulemaking governing outside auditor independence. You can find a copy of the Pre-Approval Policy on the “Investor Relations” subpage of our website.
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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
Our Audit Committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2022 and discussed them with management and our independent registered public accounting firm, KPMG.
Our Audit Committee has also received from, and discussed with, KPMG various communications that KPMG is required to provide to our Audit Committee, including the matters required by the applicable standards of the Public Company Accounting Oversight Board and the SEC.
In addition, KPMG provided our Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG that firm’s independence.
Based on the review and discussions referred to above, our Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.

By the Audit Committee of the Board of Directors of Rimini Street, Inc.

Jack L. Acosta (Chair)
Steven Capelli
Katrinka B. McCallum
_____________________________
(1)The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of shares of our common stock by (i) each director, (ii) each Named Executive Officer, (iii) all directors and executive officers as a group, and (iv) each person who we know beneficially owns more than 5% of our common stock, in each case as of the Record Date, unless otherwise indicated below. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options or warrants that are immediately exercisable or exercisable within 60 days after the Record Date and shares of common stock issuable upon the vesting of RSUs that vest within 60 days after the Record Date. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.
Percentage ownership calculations are based on shares of common stock outstanding as of the Record Date. In computing the number of shares of common stock beneficially owned by each person, entity or group and the related percentage ownership, we included in both the numerator and the denominator shares of common stock subject to options or warrants held by that person, entity or group that are currently exercisable or exercisable within 60 days of the Record Date and shares of common stock issuable upon the vesting of RSUs held by that person, entity or group that vest within 60 days after the Record Date. We did not include these shares, however, for the purpose of computing the percentage ownership of any other person or entity. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Rimini Street, Inc., 7251 West Lake Mead Blvd, Suite 300, Las Vegas, Nevada 89128.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Named Executive Officers and Directors:
Seth A. Ravin(1)	11,242,220	12.56%
Jack L. Acosta(2)	424,548	*
Steven Capelli(3)	304,942	*
Katrinka B. McCallum(4)	30,614	*
Robin Murray(5)	23,870,275	26.79%
Jay Snyder(6)	120,505	*
Michael L. Perica(7)	161,335	*
Kevin Maddock(8)	157,635	*
Nancy Lyskawa(9)	209,800	*
Steven Salaets(10)	291,085	*
All Current Executive Officers and Directors as a Group (11 Persons)(11)	37,685,286	41.32%

Other 5% Stockholders:
Entities Affiliated with Adams Street Partners, LLC(12)	23,870,275	26.79%
Conifer Management, L.L.C.(13)	4,919,848	5.53%
______________________________________________
*Represents beneficial ownership of less than 1% of the shares of common stock.
(1)Consists of (i) 10,491,309 shares of our common stock beneficially owned by Seth A. Ravin, Trustee of The SAR Trust U/A/D August 30, 2005, (ii) 155,148 shares of our common stock owned by Mr. Ravin, individually, (iii) 518,407 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Record Date and (iv) 77,356 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of the Record Date.
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(2)Consists of (i) 122,563 shares of our common stock, (ii) 256,067 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Record Date and (iii) 45,918 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of the Record Date.
(3)Consists of (i) 100 shares of our common stock beneficially owned by Steven Capelli, Trustee of the Steven Capelli Living Trust, (ii) 121,563 shares of our common stock owned by Mr. Capelli, individually, (iii) 137,361 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Record Date and (iv) 45,918 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of the Record Date.
(4)Consists of (i) 15,307 shares of our common stock and (ii) 15,307 shares of our common stock issuable upon the vesting of RSUs that will vest within 60 days of the Record Date.
(5)As discussed under footnote (12), below, consists of (i) an aggregate of 23,565,433 shares of our common stock held by affiliates of Adams Street Partners, LLC of which Mr. Murray may be deemed to be a beneficial owner, (ii) 137,361 shares of our common stock issuable upon exercise of options held by Mr. Murray and exercisable within 60 days of the Record Date, (iii) 45,918 shares of common stock issuable upon the vesting of RSUs held by Mr. Murray that will vest within 60 days of the Record Date and (iv) 121,563 shares of common stock held by Mr. Murray, individually (by agreement with the ASP Growth Equity Funds (as defined below), Mr. Murray is deemed to hold these shares for the benefit of the ASP Growth Equity Funds and, as a result, these shares may be deemed to be beneficially owned by Adams Street Partners, LLC). Mr. Murray, a member of our Board of Directors, is a partner with Adams Street Partners, LLC. Mr. Murray disclaims beneficial ownership of the shares held by affiliates of Adams Street Partners, LLC and himself except to the extent of his pecuniary interest therein.
(6)Consists of (i) 74,587 shares of our common stock and (ii) 45,918 shares of our common stock issuable upon the vesting of RSUs that will vest within 60 days of the Record Date.
(7)Consists of (i) 80,507 shares of our common stock and (ii) 80,828 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Record Date.
(8)Consists of (i) 65,460 shares of our common stock and (ii) 92,175 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Record Date.
(9)Consists of (i) 73,733 shares of our common stock and (ii) 136,067 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Record Date.
(10)Consists of (i) 163,173 shares of our common stock and (ii) 127,912 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Record Date.
(11)Consists of (i) 334,201 shares of our common stock and (ii) 538,126 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Record Date owned by the one executive officer not named in the table, as well as the amounts listed in the Number of Shares Beneficially Owned column, above.
(12)Based partially on information provided to the Company by the stockholder and partially on information set forth in a Schedule 13D/A filed on behalf of Adams Street Partners, LLC on February 14, 2022. Consists of (i) an aggregate of 23,565,433 shares of our common stock held by entities that are affiliates of Adams Street Partners, LLC, (ii) 137,361 shares of our common stock issuable upon the exercise of options held by Robin Murray, who is a member of our Board of Directors, and exercisable within 60 days of the Record Date, as discussed under footnote (5), (iii) 45,918 shares of common stock issuable upon the vesting of RSUs held by Mr. Murray that will vest within 60 days of the Record Date, as discussed under footnote (5) and (iv) 121,563 shares of our common stock owned by Mr. Murray, individually. Includes (a) 4,320,786 shares of our common stock held by Adams Street 2007 Direct Fund, L.P., (b) 4,870,262 shares of our common stock held by Adams Street 2008 Direct Fund, L.P., (c) 4,267,067 shares of our common stock held by Adams Street 2009 Direct Fund, L.P., (d) 1,313,301 shares of our common stock held by Adams Street 2013 Direct Fund, LP, (e) 1,786,318 shares of our common stock held by Adams Street 2014 Direct Fund LP, (f) 1,371,200 shares of our common stock held by Adams Street 2015 Direct Venture/Growth Fund LP, (g) 1,353,906 shares of our common stock held by Adams Street 2016 Direct Venture/Growth Fund LP, (h) 3,982,079 shares of our common stock held by Adams Street Venture/Growth Fund VI LP and (i) 300,514 shares of our common stock held by Adams Street Rimini Aggregator LLC (“ASRA”). By agreement with the aforementioned funds, Mr. Murray is deemed to hold these shares of common stock for the benefit of the funds. The shares owned by the aforementioned funds and by Mr. Murray are aggregated for purposes of reporting ownership information and, together, the aforementioned funds and Mr. Murray beneficially hold more than 5% of our capital stock. Adams
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Street Partners, LLC is the managing member of the general partner or the managing member of the general partner of the general partner of Adams Street 2007 Direct Fund, L.P., Adams Street 2008 Direct Fund, L.P., Adams Street 2009 Direct Fund, L.P., Adams Street 2013 Direct Fund LP, Adams Street 2014 Direct Fund LP, Adams Street 2015 Direct Venture/Growth Fund LP, Adams Street 2016 Direct Venture/Growth Fund LP, and Adams Street Venture/Growth Fund VI LP (collectively, the “ASP Growth Equity Funds”) and may be deemed to beneficially own the shares held by them and by Mr. Murray. Thomas Bremner, Jeffrey Diehl, Elisha P. Gould III, Brian Dudley, Fred Wang and Mr. Murray, each of whom is a partner of Adams Street Partners, LLC (or a subsidiary thereof), may be deemed to have shared voting and investment power over the shares held by the ASP Growth Equity Funds and Mr. Murray. Adams Street Partners, LLC and Messrs. Bremner, Diehl, Gould, Dudley, Wang and Murray disclaim beneficial ownership of the shares held by the ASP Growth Equity Funds and Mr. Murray except to the extent of their pecuniary interest therein. Adams Street Partners, LLC is the manager of ASRA and may be deemed to beneficially own the shares held by ASRA. David Brett, Alex Kessel, Michael Taylor, Benjamin Wallwork, and Craig D. Waslin, each of whom is a partner or principal of Adams Street Partners, LLC (or a subsidiary thereof), may be deemed to have shared voting and investment power over the shares held by ASRA. Adams Street Partners, LLC and Messrs. Brett, Kessel, Taylor, Wallwork and Waslin disclaim beneficial ownership of the shares held by ASRA except to the extent of their pecuniary interest therein. The business address of the foregoing entities and individuals is One North Wacker Drive, Suite 2700, Chicago, Illinois 60606.
(13)Based solely on information set forth in the Schedule 13G filed February 14, 2023 by Conifer Management, L.L.C. (“Conifer”). Conifer has sole voting power and sole investment power over 4,919,848 shares. Conifer’s address is 9 West 57th Street, Suite 5000, New York, New York 10019.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s officers, Board members and persons who own more than 10% of the issued and outstanding shares of the Company’s common stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company. To our knowledge, based solely on a review of the copies of such reports furnished to us and on written representations that no other reports were required, all filings for the fiscal year ended December 31, 2022 were made on a timely basis, except for the following filings which were filed four days late due to an administrative oversight: Form 4s reporting February 23, 2022 RSU vesting events and associated “sell-to-cover” transactions (related to the payment of withholding tax obligations pursuant to the Company’s policy for tax withholdings associated with RSU vesting events) for certain of the Company’s then-current executive officers: Sebastian Grady, Nancy Lyskawa, Kevin Maddock, Michael Perica, David Rowe, Steven Salaets and Brian Slepko.

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OTHER MATTERS AND ADDITIONAL INFORMATION
Householding of Proxy Materials
    We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of this Proxy Statement and our 2022 Annual Report. This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment as well.
    At this time, householding is only available to street name holders (i.e., those stockholders who hold their shares through a brokerage or other financial institution); householding is not available for registered stockholders (i.e., those stockholders with certificates registered in their name or shares registered in their name in book entry format).
    Stockholders who hold their shares through a brokerage or other financial institution may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers/financial institutions.
Regardless of how you hold your shares, if you received a household mailing this year, and you would like to receive additional copies of our proxy materials for the Annual Meeting, please submit your request to our Rimini Street Investor Relations Department by email at IR@riministreet.com, by calling (925) 523-7636 or by directing a written request to Dean Pohl, Vice President of Investor Relations, c/o Rimini Street, Inc., at the address of our principal executive offices (see the first page of this Proxy Statement for address information), and we will promptly deliver the requested copy.
Deadlines for Stockholder Proposals and Director Nominations to be Presented at the Next Annual Meeting
    Stockholder proposals intended to be included in the proxy statement for the 2024 annual meeting of stockholders pursuant to SEC Rule 14a-8 must be received by our Secretary no later than January 2, 2024. In order to be considered for inclusion in our proxy statement, these proposals must satisfy the requirements of SEC Rule 14a-8.
    Our Bylaws also provide for separate advance notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary between 75 and 45 days prior to the one-year anniversary of the date on which we first mailed our proxy materials for the Annual Meeting (that is, between February 16, 2024 and March 17, 2024); provided, however, that if the 2024 annual meeting date is advanced by more than 30 days before or delayed by more than 60 days after the anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary no earlier than the close of business 120 days prior to the 2024 annual meeting, and no later than the close of business on the later of (i) 90 days prior to the 2024 annual meeting, or (ii) on or before 10 days after the day on which the date of the 2024 annual meeting is first disclosed in a public announcement. Notice of any such stockholder proposals and director nominations must satisfy the requirements set forth in our bylaws. The Board, a designated committee thereof or the chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.
In addition, to comply with the SEC’s universal proxy rules, if a stockholder intends to solicit proxies in support of nominees submitted under our advance notice Bylaws, then the stockholder must provide proper written notice that sets forth all information required under Rule 14a-19 of the Exchange Act to us no later than April 8, 2024 (or, if the 2024 annual meeting of stockholders is called for a date that is more than 30 days before or more than 60 days after the anniversary of the prior year’s annual meeting, then notice must be provided by the later of 60 days prior to the 2024 annual meeting of stockholders or on or before 10 days after the day on which the date of the 2024 annual meeting is first disclosed in a public announcement). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our Bylaws, as described above.
All notices of proposals or nominations, as applicable, must be addressed to our Secretary at our principal executive offices (see the first page of this Proxy Statement for address information).
Availability of Annual Report to Stockholders and Report on Form 10-K
    Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on March 1, 2023 (exclusive of exhibits and documents incorporated by reference), may be obtained for free by directing written
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requests to: Andrew J. Terry, Corporate Secretary, c/o Rimini Street, Inc., at the address of our principal executive offices (see the first page of this Proxy Statement for address information). Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K over the internet at the SEC’s website, www.sec.gov, or at https://investors.riministreet.com/financials-and-filings/sec-filings.
Other Matters to be Presented for Action at the Annual Meeting
Management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matter.
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Appendix A—Reconciliation of Non-GAAP Financial Measures
This Proxy Statement refers to certain financial measures that are not recognized under GAAP, including EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered as substitutes for GAAP metrics such as net income or any other performance measures derived in accordance with GAAP. Also, in the future, we may incur expenses or charges such as those added back to calculate Adjusted EBITDA. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Reconciliations of net income to EBITDA and Adjusted EBITDA, respectively, appear below.
RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Year Ended
	December 31,
	2022	2021	2020
Non-GAAP Adjusted EBITDA reconciliation:
Net income (loss)	$(2,480)	$75,219	$11,586
Non-GAAP adjustments:
Interest expense	4,271	1,550	77
Income taxes	6,285	(55,784)	4,569
Depreciation and amortization expense	2,504	2,404	1,813
EBITDA	10,580	23,389	18,045
Non-GAAP adjustments:
Litigation costs and related recoveries, net	25,265	16,876	14,555
Loss on change in fair value of redeemable warrants	—	4,183	1,394
Stock-based compensation expense	10,895	9,710	7,461
Impairment charges related to operating lease right-of-use assets	3,013	1,649	1,167
Reorganization costs	2,525	—	—
Adjusted EBITDA	$52,278	$55,807	$42,622
About Non-GAAP Financial Measures
We have provided in the tables above a reconciliation of each non-GAAP financial measure used in this Proxy Statement to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.
The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.
EBITDA is net income adjusted to exclude: interest expense, income taxes, and depreciation and amortization expense.
Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, loss on change in fair value of redeemable warrants, stock-based compensation expense, impairment charges related to operating right-of-use assets and reorganization costs. These exclusions are discussed in further detail below.
Rimini Street, Inc. | A-1

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated insurance and appeal recoveries related to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.
Loss on Change in Fair Value of Redeemable Warrants: We have excluded the losses on redeemable warrants related to the change in fair value of these instruments given the financial nature of this fair value requirement. We are not able to manage these amounts as part of our business operations nor are the costs core to serving our clients, and therefore we have excluded them.
Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.
Impairment Charges Related to Operating Lease Right-of-Use Assets: This relates to impairment charges on our leased assets for a portion of one of our locations as we no longer use the space and have revised our estimated loss.
Reorganization Costs: The costs consist primarily of severance costs associated with the Company's reorganization plan.

Rimini Street, Inc. | A-2

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders

The 2023 Proxy Statement and the 2022 Annual Report to Stockholders are available at https://www.cstproxy.com/riministreet/2023

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

RIMINI STREET, INC.

The undersigned appoints Seth A. Ravin and Andrew J. Terry, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Rimini Street, Inc. held of record by the undersigned at the close of business on April 17, 2023 at the Annual Meeting of Stockholders of Rimini Street, Inc.

The Annual Meeting of Stockholders is to be held online at https://www.cstproxy.com/riministreet/2023 at 12:00 p.m. Pacific Time on June 7, 2023 or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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RIMINI STREET, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 6, 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend;
https://www.cstproxy.com/riministreet/2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.

1. Election of Class III Directors

	FOR	WITHHOLD
(1) Seth A. Ravin	☐	☐
(2) Steve Capelli	☐	☐
(3) Jay Snyder	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**________, **2023**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.